Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Alexander & Baldwin, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

150 YEARS

ALEXANDER & BALDWIN

PARTNERS **FOR HAWAIʻI**

# 2020

# PROXY STATEMENT

LETTER TO OUR SHAREHOLDERS

To the Shareholders of Alexander & Baldwin, Inc.:

This year, Alexander & Baldwin celebrates the 150th anniversary of the original partnership between our founders, Samuel T. Alexander and Henry P. Baldwin. Our Company has undergone a tremendous transformation from its roots as a small sugar cane farm on Maui to a thriving Hawaii-based commercial real estate leader. While much has changed over 150 years, the foundations of our Company have not wavered—we remain committed to our shareholders, our employees and our communities as "Partners for Hawaii."

Please join us at the 2020 Annual Meeting of Shareholders of Alexander & Baldwin, Inc., to be held in the Hokulei Ballroom, Dole Cannery, 735 Iwilei Road, Honolulu, Hawaii, on Tuesday, April 28, 2020 at 8:00 a.m. HST. We look forward to meeting with you.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote your shares. You may vote via the Internet, by telephone or by requesting a paper proxy card to complete and return by mail. Specific instructions for shareholders are included in the enclosed proxy or on a Notice of Internet Availability of Proxy Materials being distributed to shareholders on or around March 17, 2020.

Your vote is important and your shares should be represented. Thank you for your continued support of A&B.

Sincerely,

CHRISTOPHER J. BENJAMIN President and Chief Executive Officer
March 17, 2020

NOTICE OF ANNUAL MEETING

822 Bishop Street    •    Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Meeting Agenda:
Tuesday, April 28, 2020	1.	Elect eight directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;
Time:
8:00 a.m., Honolulu time	2.	Conduct an advisory vote on executive compensation;
Place:
Hokulei Ballroom, Dole Cannery 735 Iwilei Road Honolulu, Hawaii	3.	Ratify the appointment of the independent registered public accounting firm for the ensuing year; and
	4.	Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on February 20, 2020 as the record date for the meeting. Owners of Alexander & Baldwin, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting. Shareholders will be asked at the meeting to present valid photo identification. Shareholders holding stock in brokerage accounts must present a copy of a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors,

ALYSON J. NAKAMURA Vice President and Corporate Secretary
March 17, 2020

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE PROMPTLY VOTE VIA
THE INTERNET OR BY TELEPHONE, OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL.

PAGE i

SUMMARY INFORMATION

To assist you in reviewing this Proxy Statement, we would like to call your attention to key elements of this document. The following description is only a summary. For more information, please read the complete Proxy Statement.

Annual Meeting of Shareholders

Time and Date:	Tuesday, April 28, 2020, 8:00 a.m. HST

Place:	Hokulei Ballroom Dole Cannery 735 Iwilei Road Honolulu, Hawaii

Record Date:	February 20, 2020

Voting:	Shareholders as of the record date are entitled to vote.

Admission:	Shareholders will be asked to present valid photo identification. Shareholders holding stock in brokerage accounts must present a copy of a brokerage statement reflecting stock ownership as of the record date.

Meeting Agenda

Agenda Item	Board Recommendation	Page Reference
Election of eight directors	FOR each director nominee	3
Advisory vote on executive compensation	FOR	45
Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	47

Board Nominees

The following table provides summary information about each director nominee. Each director nominee is elected until the next Annual Meeting of Shareholders.

Name	Director Since	Occupation	Committees
Christopher J. Benjamin	2016	President & Chief Executive Officer, Alexander & Baldwin, Inc.	—
Robert S. Harrison	2012	Chairman, President & Chief Executive Officer, First Hawaiian, Inc.	• Nominating & Corporate Governance, Chair • Compensation
Stanley M. Kuriyama	2012	Chairman of the Board of Alexander & Baldwin, Inc. Retired CEO of Alexander & Baldwin, Inc.	—
Diana M. Laing	2019	Retired CFO, American Homes 4 Rent	—

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PAGE ii
SUMMARY INFORMATION

Name	Director Since	Occupation	Committees
Thomas A. Lewis, Jr.	2017	Retired CEO, Realty Income Corporation	• Compensation
Douglas M. Pasquale	2012	Founder & CEO of Capstone Enterprises Corporation	• Audit, Chair • Nominating & Corporate Governance
Michele K. Saito	2012	President, DTRIC Insurance Company	• Compensation, Chair • Nominating & Corporate Governance
Eric K. Yeaman	2012	Founder & Managing Partner, Hoku Capital LLC	• Audit

Executive Compensation Linked to Performance

The Company firmly believes in pay for performance and aligning pay with shareholder interests and the Company's business objectives. Accordingly, the majority of executive compensation is tied to performance. In 2019, 78% of the target compensation for our Chief Executive Officer ("CEO"), Christopher Benjamin, was in the form of performance-based pay, consisting of annual incentives (cash) and long-term incentives (equity), with the remaining 22% set as fixed pay. For our other Named Executive Officers, 63% of their target compensation was performance-based with the remaining 37% set as fixed pay*. All elements of executive compensation are generally targeted at the 50th percentile of market pay data. In 2019, our executive compensation program received strong support from shareholders with approximately 97% of say on pay votes cast in favor of the program.

We encourage you to read our Compensation Discussion and Analysis ("CD&A"), which begins on page 20 and describes our pay for performance philosophy and each element of compensation. Our Board of Directors recommends approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the CD&A and "Proposal No. 2: Advisory Vote on Executive Compensation" beginning on page 45.

*
These percentages do not include the compensation for Diana Laing, who served as Interim Chief Financial Officer through May 7, 2019 until the appointment of a new Chief Financial Officer. Ms. Laing was paid only a base salary and did not participate in annual or long-term incentives.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PAGE iii

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors of Alexander & Baldwin, Inc. ("A&B" or the "Company") is soliciting proxies for the Annual Meeting of Shareholders to be held on April 28, 2020 and at any adjournment or postponement of the meeting (the "Annual Meeting").

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

On or around March 17, 2020, we mailed to our shareholders (other than to certain street name shareholders or those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing and reviewing on the Internet all of our proxy materials, including this Proxy Statement and our 2019 Annual Report to Shareholders. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials on the Internet. This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

How can I request a paper copy of these materials?

You will not receive a printed copy of the proxy materials unless you request it. If you would prefer to receive printed proxy materials, please follow the instructions for requesting such materials contained in the Notice of Internet Availability of Proxy Materials. This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

Can I vote using the Internet?

The Notice of Internet Availability of Proxy Materials also provides instructions for voting your shares using the Internet.

Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on February 20, 2020 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 72,306,508 shares of common stock outstanding, each of which is entitled to one vote.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the voting requirement to approve each of the proposals?

Provided a quorum is present, a majority of the votes cast will be necessary for the election of directors, the ratification of the appointment of the independent registered public accounting firm, and the approval, on an advisory basis, of our executive compensation.

What effect do abstentions and broker non-votes have on the proposals?

Abstentions and broker non-votes will be included for purposes of establishing a quorum at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the voting results for any matter, as they are not considered to be votes cast.

Who will bear the cost of soliciting votes for the Annual Meeting?

Officers, employees and directors of A&B and its subsidiaries may, without additional compensation, solicit proxies by telephone or by other appropriate means. Arrangements also will be made with brokerage firms and other persons that are record holders of A&B's common stock to forward proxy soliciting material to the beneficial owners of the stock, and A&B will reimburse those record holders for their reasonable expenses. A&B has retained the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $10,000 plus reasonable out-of-pocket expenses.

May I change my vote or revoke my proxy?

You may revoke your proxy or change your vote any time before it is voted at the Annual Meeting by:

  •
  Filing a written revocation with the Corporate Secretary;

  •
  Submitting a later-dated proxy or a later-dated vote by Internet or telephone; or

  •
  Voting in person at the Annual Meeting.

When were the Proxy Statement materials made publicly available?

This Proxy Statement and the enclosed proxy are being mailed to shareholders and are being made available on the Internet at www.alexanderbaldwin.com on or about March 17, 2020.

Who can I contact to obtain directions to the Annual Meeting site?

You may contact Jan Matsumoto at (808) 525-8452 to obtain directions to the site of the Annual Meeting, the Hokulei Ballroom at Dole Cannery, 735 Iwilei Road, Honolulu, Hawaii.

What do the references to the term "A&B Predecessor" mean in this document?

References in this Proxy Statement to "A&B Predecessor" mean Alexander & Baldwin, Inc. prior to its separation from Matson, Inc. on June 29, 2012. A&B converted to a real estate investment trust ("REIT") in 2017.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

In line with best practices, A&B's directors stand for election annually, and elections are conducted using a majority voting standard in uncontested elections. Eight directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Nominees and Qualification of Directors.  The nominees of the Board of Directors are the eight persons named below. All nominees are current members of the Board of Directors. The Board of Directors believes that all nominees will be able to serve. However, if any nominee should decline or become unable to serve for any reason, shares represented by the accompanying proxy will be voted for the replacement person nominated by the Board of Directors, or the Board may choose to reduce the number of directors serving on the Board. Each director nominee identified below was unanimously nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee.

While Mr. Kuriyama, who has been with the Company for 28 years, is standing for reelection, he intends to retire from the Board within the next year. He will work with the directors to effect a smooth Board leadership transition. Mr. Kuriyama's intent to retire was not the result of any dispute or disagreement with the Company on any matter.

Under A&B's mandatory retirement policy for directors, W. Allen Doane, who has served as a director of A&B or A&B Predecessor since 1998, is retiring from the Board at the Annual Meeting. In addition to his service as a director, Mr. Doane served as Chief Executive Officer of A&B Predecessor from October 1998 through December 2009 and as Chairman of the Board of A&B Predecessor from April 2006 through December 2009. The Board and management thank Mr. Doane for his years of service and valued advice.

Below are the names, ages (as of March 31, 2020), and principal occupations of each person nominated by the A&B Board, their business experience during at least the last five years, the year each first was elected or appointed a director and qualifications of each director.

Our Nominating Committee is focused on creating a Board that consists of members that have a diversity of professional experience and a combined skill set to help oversee our business effectively. The Board weighs the alignment of Board capabilities with the needs of A&B as part of the Board's self-assessment process. The Nominating Committee's processes for selecting director nominees are described in greater detail in "Certain Information Concerning the Board of Directors—Nominating Committee Processes" below.

Our Board members have a diverse range of perspectives and are knowledgeable about our businesses. Each director contributes in establishing a board climate of trust and respect, where deliberations are open and constructive. A&B's business strategy is Hawaii-focused and, accordingly, the Board believes it is valuable to shareholders that the board reflects a balanced mix that includes Hawaii-based executives who can provide extensive local knowledge and insight.

Skills Aligned with Board Needs

Strong combined skillset* and local Hawaii expertise effectively position the Board to navigate Hawaii's unique business environment:

*
This skills matrix represents the diverse skillsets of our eight directors being proposed for re-election. All directors are included in multiple categories.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 1

In selecting nominees, the Board has considered the factors noted above; the current mix of skills and experience represented by our directors; and the qualifications of each nominated director, which includes the factors reflected as follows.

Christopher J. Benjamin Age: 56 Director Since: 2016
•
Chief Executive Officer and Director of A&B since January 2016

•
President of A&B since June 2012

•
Chief Operating Officer of A&B from June 2012 through December 2015

•
President of A&B Land Group from September 2011 through June 2012

•
President of A & B Properties, Inc. from September 2011 through August 2015

•
Senior Vice President of A&B Predecessor from July 2005 through August 2011

•
Chief Financial Officer of A&B Predecessor from February 2004 through August 2011

•
Treasurer of A&B Predecessor from May 2006 through August 2011

•
Plantation General Manager of Hawaiian Commercial & Sugar Company from March 2009 through March 2011

Director Qualifications: As a member of A&B's and A&B Predecessor's senior management team for over a decade, Mr. Benjamin, who is President and Chief Executive Officer of A&B, brings to the Board an in-depth knowledge of all aspects of the Company's real estate operations, including commercial real estate and real estate development. Having served for more than seven years as Chief Financial Officer, he has thorough knowledge of the financial management of the Company, including accounting, treasury and investor relations activities. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

Robert S. Harrison Age: 59 Director Since: 2012
•
Chairman of the Board and Chief Executive Officer of First Hawaiian, Inc. ("FHI") (banking) since August 2016

•
President of FHI since August 2019

•
Chairman of the Board of First Hawaiian Bank ("FHB") since May 2014

•
Chief Executive Officer and Director of FHB since January 2012

•
President of FHB from December 2009 to June 2015, and from August 2019 to present

•
Chief Operating Officer of FHB from December 2009 through December 2011

•
Vice Chairman of FHB from December 2007 to December 2009

•
Chief Risk Officer of FHB from January 2006 to December 2009

Director Qualifications: As Chairman, President and Chief Executive Officer of FHB, Hawaii's largest financial institution, Mr. Harrison brings to the Board experience in managing complex business organizations. He also has banking and financial expertise. Mr. Harrison has board experience through his service on various corporate and non-profit boards and is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 1

Stanley M. Kuriyama Age: 66 Director Since: 2012
•
Chairman of the Board since June 2012

•
Chief Executive Officer of A&B from June 2012 through December 2015

•
Director and Chief Executive Officer of A&B Predecessor from January 2010 through June 2012

•
President of A&B Predecessor from October 2008 through June 2012

•
President and Chief Executive Officer, A&B Land Group from July 2005 through September 2008

•
Chief Executive Officer and Vice Chairman of A&B Predecessor's subsidiary, A&B Properties, Inc., from December 1999 through September 2008

•
Director and Chairman of the Board of Matson Navigation Company, Inc. from September 2009 through June 2012

•
Director, Matson Inc. (NYSE:MATX) (ocean transportation) since June 2016

Director Qualifications: As a member of A&B's and A&B Predecessor's senior management team for two decades, Mr. Kuriyama, who is Chairman of the Board and former Chief Executive Officer of A&B, brings to the Board an in-depth knowledge of all aspects of the Company's real estate operations, including commercial real estate and real estate development. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

Diana M. Laing Age: 65 Director Since: 2019
•
Interim Chief Financial Officer of A&B from November 2018 through May 2019 and Interim Executive Vice President of A&B from October 2018 through May 2019

•
Chief Financial Officer of American Homes 4 Rent (NYSE:AMH) from May 2014 through June 2018

•
Chief Financial Officer of Thomas Properties Group, Inc. from May 2004 through December 2013

•
Director of The Macerich Company (NYSE:MAC) since October 2003

•
Director of Spirit Realty Capital, Inc. (NYSE:SRC) since August 2018

•
Director of CareTrust REIT, Inc. (NASDAQ:CTRE) since January 2019

Director Qualifications: As former Chief Financial Officer of American Homes 4 Rent, a REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties, as well as the former Chief Financial Officer of a number of other publicly-traded REITs, Ms. Laing contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. She also has board experience, including her service on the boards of other publicly traded companies.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 1

Thomas A. Lewis, Jr. Age: 67 Director Since: 2017
•
Vice Chairman of the Board of Realty Income Corporation (NYSE:O) ("Realty Income") from September 1993 to May 2014; Chief Executive Officer of Realty Income from 1997 through September 2013

•
Director of Realty Income from September 1993 through May 2014

•
Director of Sunstone Hotel Investors, Inc. (NYSE:SHO) since May 2006

Director Qualifications: As former Chief Executive Officer and Vice Chairman of Realty Income, one of the nation's largest and most successful REITs, Mr. Lewis contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. He also has board experience, including his service on the boards of other publicly traded companies. He is knowledgeable about Hawaii, having spent his teen and collegiate years on Oahu, and is a part-time resident.

Douglas M. Pasquale Age: 65 Director Since: 2012
•
Founder and Chief Executive Officer of Capstone Enterprises Corporation (investment and consulting firm) since January 2012

•
Senior Advisor to HCP, Inc. (healthcare REIT) since June 2017

•
Director of Ventas, Inc. (NYSE:VTR) ("Ventas") (healthcare REIT) from July 2011 through May 2017

•
Senior Advisor to the Chief Executive Officer of Ventas from July 2011 through December 2011, upon Ventas's acquisition of Nationwide Health Properties, Inc. (formerly NYSE:NHP) ("NHP") in July 2011

•
Chairman of the Board, President and Chief Executive Officer of NHP (healthcare REIT) from May 2009 to July 2011; President and Chief Executive Officer of NHP from April 2004 to July 2011; Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004

•
Director of NHP from November 2003 through July 2011

•
Chairman of the Board and Chief Executive Officer of ARV Assisted Living, Inc. from December 1999 to September 2003 and, concurrently, President and Chief Executive Officer of Atria Senior Living Group from April 2003 to September 2003

•
Director of Terreno Realty Corporation (NYSE:TRNO) since February 2010

•
Director of Sunstone Hotel Investors, Inc. (NYSE:SHO) since November 2011

•
Director of DineEquity, Inc. (NYSE:DIN) since March 2013

•
Director of A&B Predecessor from April 2005 through June 2012

Director Qualifications: As Chief Executive Officer of Capstone Enterprises and as former President, Chief Executive Officer and Chairman of the Board of Nationwide Health Properties, Inc. prior to its merger in July 2011 with Ventas, Mr. Pasquale contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. This experience has provided Mr. Pasquale with financial expertise, and he has been designated by the Board of Directors as an Audit Committee Financial Expert. He also has board experience, including his service on the boards of other publicly traded companies.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 1

Michele K. Saito Age: 60 Director Since: 2012
•
President and Director of DTRIC Insurance Company (insurance) since March 2014

•
Chief Operating Officer of Healthways Hawaii (healthcare) from March 2013 through July 2013

•
President and Director of Farmers Insurance Hawaii ("Farmers") from January 2010 through August 2012

•
Executive Vice President and Chief Operating Officer of AIG Hawaii/Farmers from April 2009 through December 2009

•
Senior Vice President, Secretary and Treasurer of AIG Hawaii from 2001 through March 2009

•
Vice President of Finance and Operations of AIG Hawaii from 1995 through 2000

Director Qualifications: As President of DTRIC Insurance Company and former President of Farmers, two of Hawaii's largest insurance companies, Ms. Saito brings to the Board experience in managing a complex business organization and financial and accounting expertise. Ms. Saito also has board experience, including her service on various corporate and non-profit boards, and is knowledgeable about Hawaii and A&B's operating markets through her involvement in the Hawaii business community and local community organizations.

Eric K. Yeaman Age: 52 Director Since: 2012
•
Founder and Managing Partner, Hoku Capital LLC (strategic advisory services) since August 2019

•
President and Chief Operating Officer of FHI from August 2016 through August 2019

•
President, Chief Operating Officer and Director of FHB from June 2015 through August 2019

•
President and Chief Executive Officer of Hawaiian Telcom Holdco, Inc. (NASDAQ:HCOM) ("Hawaiian Telcom") (telecommunications) from June 2008 to June 2015

•
Director of Hawaiian Telcom from June 2008 to July 2018

•
Chief Operating Officer of Hawaiian Electric Company, Inc. from January 2008 through June 2008

•
Financial Vice President, Treasurer and Chief Financial Officer of Hawaiian Electric Industries, Inc. (NYSE:HE) from January 2003 through January 2008

•
Chief Operating Officer and Chief Financial Officer of The Kamehameha Schools from 2000 to January 2003

•
Director of Alaska Air Group, Inc., (NYSE:ALK) since November 2012

Director Qualifications: As former President and Chief Operating Officer of FHB and former Chief Executive Officer of Hawaiian Telecom, the state's leading integrated communications company, Mr. Yeaman brings to the Board experience in managing complex business organizations. He also has financial and accounting expertise and has been designated by the Board of Directors as an Audit Committee Financial Expert. Mr. Yeaman has board experience, including his service on the boards of other publicly traded companies. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Corporate Governance Profile.  Sound principles of corporate governance are a priority for A&B's Board of Directors. Governance highlights include:

•
A diverse, independent board: 25% women; 38% ethnically diverse; 75% independent

•
Independent leadership, consisting of a separate chair and chief executive officer, combined with a lead independent director

•
Multiple skill sets represented on the board, as reflected in the skills matrix on page 3

•
Annual election of directors

•
A majority voting standard in uncontested director elections

•
Shareholders can amend the bylaws with a majority vote; can call special meetings with a 10% vote

•
No poison pill

•
Meaningful director share ownership guidelines

•
Annual board evaluations

•
An Audit Committee composed entirely of Audit Committee Financial Experts

•
Mandatory retirement age of 72

•
Robust shareholder engagement program

Shareholder Engagement.  A&B values the views of its shareholders. During 2019, members of our management team met or offered to meet with shareholders who cumulatively owned approximately 75 percent of our stock to discuss our operations, corporate governance, environmental and social initiatives, and executive compensation, and to solicit feedback on these and a variety of other topics. Shareholder perspectives are shared with the Board.

Director Independence.  The Board has reviewed each of its current directors and nominees and has determined that Messrs. Harrison, Lewis, Pasquale and Yeaman and Ms. Laing and Ms. Saito are independent under New York Stock Exchange ("NYSE") rules. The Board also had previously determined that retiring and former directors W. Allen Doane, David C. Hulihee and Jenai S. Wall were independent. In making its independence determinations, the Board considered the transactions, relationships or arrangements in "Certain Information Regarding Directors and Executive Officers – Certain Relationships and Transactions" below, as well as the following: Mr. Doane – his status as a former executive officer of A&B Predecessor and banking relationships with FHB, an entity of which Mr. Doane is a director; Mr. Harrison – A&B's banking relationships with FHB, an entity of which Mr. Harrison is Chairman of the Board and Chief Executive Officer; Ms. Laing – her status as a former interim officer of A&B for seven months; and Mr. Yeaman – A&B's banking relationships with FHB, an entity of which Mr. Yeaman was President and Chief Operating Officer through August 2019.

Board Leadership Structure.  The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. It understands that there is no single approach to providing Board leadership and that the right Board leadership structure may vary as circumstances warrant.

The Board currently has a separate non-executive Chairman, a CEO and a Lead Independent Director (Douglas M. Pasquale). At this time, the Board believes that a separate Chairman is beneficial in providing oversight and leadership in handling board responsibilities. This also allows our CEO to focus on Company strategy and business operations. A Lead Independent Director allows the Board to function independently from management and provide objective judgment regarding management's performance. The Board has determined that its leadership structure is appropriate for A&B at this time.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Lead Independent Director Duties Include

•
Consulting with the Chairman of the Board on agendas and meeting schedules

•
Facilitating the process for the Board's self-evaluation

•
Presiding at Board meetings in the absence of the Chairman

•
Presiding at executive sessions of independent Directors

•
Facilitating communication between the Independent Directors and the Chairman and Chief Executive Officer

The Board's Role in Strategy and Risk Oversight.  The Board oversees the strategic direction of the Company. It has provided leadership on critical strategic issues, including the migration of the commercial real estate portfolio to Hawaii and the simplification of the Company's business model with the bulk sale of Maui agricultural lands and reinvestment in commercial real estate. It receives regular strategic presentations from management and reviews and evaluates the Company's strategic and operating plans, as appropriate.

The Board also has oversight of the risk management process, which it administers in part through the Audit Committee. One of the Audit Committee's responsibilities involves discussing policies regarding risk assessment and risk management. Risk oversight plays a role in all major Board decisions and the evaluation of risk is a key part of the decision-making process. For example, the identification of risks and the development of sensitivity analyses are key requirements for capital requests that are presented to, and evaluated by, the Board.

This risk management process occurs throughout all levels of the organization, but is also facilitated through a formal process in which the Company identifies significant risks through regular discussions with all levels of management. Risk management is reflected in the Company's compliance, auditing and risk management functions, and its risk-based approach to strategic and operating decision-making. Management reviews its risk management activities with the Audit Committee and the full Board of Directors on a regular basis. In addition, risk management perspectives from each of A&B's business segments are included in the Company's operating and strategic plans. Cybersecurity and information security risks are among the risks discussed with the Audit Committee and reported to the full Board. The Board believes that its current leadership structure is conducive to the risk oversight process.

Pay Risk Assessment.  The Compensation Committee reviews compensation policies, plans and structure for the Company's executive group, to ascertain whether any of the compensation programs and practices create excessive risks or motivate risky behaviors that are reasonably likely to have a material adverse effect on the Company. Management has worked with the Compensation Committee to review the NEOs' incentive plans and related policies and practices, and the overall structure and positioning of total pay, pay mix, the risk management process and related internal controls.

Based on its formal review process, the Compensation Committee concluded that there continues to be no material adverse effects due to pay risk. Management and the Compensation Committee concluded that A&B's NEO compensation programs represent an appropriate balance of fixed and variable pay, cash and equity, short-term and long-term compensation, financial and non-financial performance, and an appropriate level of enterprise-wide risk oversight. The Company periodically reviews the compensation policies, plans and structure for the Company's employees and, based on such review, our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Strong Compensation Risk Management

•
Robust stock ownership guidelines

•
Multi-year vesting periods of equity awards

•
Capped incentive payments

•
Use of multiple performance metrics

•
Pay philosophy for all elements of pay targeted at the 50th percentile

•
Reasonable payout tied to performance (e.g., incentive pool funding of 50% at threshold, 100% at target, 200% at maximum, with linear interpolation between each goal); individual awards can be further modified, ranging from 0% (no award) to 150%, so long as the aggregate incentive pool is not exceeded (i.e., zero sum)

•
50% of NEOs' equity awards granted are performance-based, using relative total shareholder return over three years as a performance metric

•
Review of goal-setting by the Compensation Committee to ensure that goals are appropriate

•
Mix of pay that is consistent with competitive practices for organizations similar in size and complexity

•
Insider trading and hedging prohibitions

•
A compensation clawback policy

•
Oversight by a Compensation Committee composed of independent directors

Board of Directors and Committees of the Board.  The Board of Directors held seven meetings during 2019. At all regularly scheduled meetings, the non-management directors of A&B met in executive sessions. The independent directors of A&B also met in executive session in 2019, led by the Lead Independent Director (Douglas M. Pasquale). In 2019, all directors were present at 75% or more of the meetings of the A&B Board of Directors and Committees of the Board on which they serve. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is governed by a charter, which is available on the corporate governance page of A&B's website, www.alexanderbaldwin.com.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Christopher J. Benjamin
W. Allen Doane	member
Robert S. Harrison		member	chair
Stanley M. Kuriyama
Diana M. Laing
Thomas A. Lewis, Jr.		member
Douglas M. Pasquale	chair		member
Michele K. Saito		chair	member
Eric K. Yeaman	member

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Audit Committee: The current members of the Audit Committee are:

•
Mr. Pasquale, Chair

•
Mr. Doane

•
Mr. Yeaman

The Board has determined that each member is independent under the applicable NYSE listing standards and SEC rules. In addition, the Board has determined that Messrs. Pasquale, Doane and Yeaman are "audit committee financial experts" under SEC rules. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors and are summarized in the Audit Committee Report, which appears in this Proxy Statement. The Audit Committee met six times during 2019.

Compensation Committee: The current members of the Compensation Committee are:

•
Ms. Saito, Chair

•
Mr. Harrison

•
Mr. Lewis

The Board has determined that each member is independent under the applicable NYSE listing standards. The Compensation Committee has general responsibility for management and other salaried employee compensation and benefits, including incentive compensation and stock incentive plans, and for making recommendations to the Board on director compensation. The Compensation Committee may form subcommittees and delegate such authority as the Committee deems appropriate, subject to any restrictions by law or listing standard. For further information on the processes and procedures for consideration of executive compensation, see the "Compensation Discussion and Analysis" section below. The Compensation Committee met four times during 2019.

Nominating and Corporate Governance Committee: The current members of the Nominating and Corporate Governance Committee (the "Nominating Committee") are:

•
Mr. Harrison, Chair

•
Ms. Saito

•
Mr. Pasquale

The Board has determined that each member is independent under the applicable NYSE listing standards. The functions of the Nominating Committee include recommending to the Board individuals qualified to serve as directors; recommending to the Board the size and composition of committees of the Board and monitoring the functioning of the committees; advising on Board composition and procedures; reviewing corporate governance issues; overseeing the annual evaluation of the Board; and ensuring that an evaluation of management is occurring. The Nominating Committee met three times during 2019.

Nominating Committee Processes.  The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. The Nominating Committee believes that the minimum qualifications for serving as a director are high ethical standards, a commitment to shareholders, a genuine interest in A&B and a willingness and ability to devote adequate time to a director's duties. The Nominating Committee also may consider other factors it deems to be in the best interests of A&B and its shareholders, such as business experience, financial expertise and knowledge and involvement in Hawaii communities and businesses. In addition, the Nominating Committee considers diversity with respect to gender, ethnicity, knowledge, skills, professional experience, education and expertise, and representation in industries and geographies relevant to the Company as important factors in its evaluation of candidates.

The Nominating Committee identifies potential nominees through various methods, including engaging, when appropriate, firms that specialize in identifying director candidates and by asking current directors to notify the Nominating Committee of qualified persons who might be available to serve on the Board.

The Nominating Committee will consider director candidates recommended by shareholders. In considering such candidates, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit a written recommendation that includes the name of the shareholder, evidence of the shareholder's ownership of A&B stock (including the number of shares owned and the

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

length of time of ownership), the name of the candidate, the candidate's qualifications to be a director and the candidate's consent for such consideration.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 822 Bishop Street, Honolulu, Hawaii, 96813 and must be received not less than 120 days before the anniversary of the date on which A&B's Proxy Statement was released to shareholders in connection with the previous year's annual meeting.

Once a potential candidate has been identified by the Nominating Committee, the Nominating Committee reviews information regarding the person to determine whether the person should be considered further. If appropriate, the Nominating Committee may request information from the candidate, review the person's accomplishments, qualifications and references, and conduct interviews with the candidate. The Nominating Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Board and Committee Self-Evaluation Process.  The Board of Directors conducts annual board and committee evaluations to assess its performance and effectiveness. As part of this process, each board member responds to a questionnaire that includes areas for comments. Responses are discussed and both board and committee performance are evaluated at a subsequent Board meeting.

Corporate Governance Guidelines.  The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to promote the more effective functioning of the Board and its committees. The guidelines provide details on matters such as:

Select Corporate Governance Guideline Topics

•
Goals and responsibilities of the Board

•
Selection of directors, including the Chairman of the Board

•
Board membership criteria and director retirement age

•
Stock ownership guidelines

•
Director independence, and executive sessions of non-management directors

•
Board self-evaluation

•
Board compensation

•
Board access to management and outside advisors

•
Board orientation and continuing education

•
Leadership development, including annual evaluations of the CEO and management succession plans

The full text of the A&B Corporate Governance Guidelines is available on the corporate governance page of A&B's corporate website, www.alexanderbaldwin.com.

Code of Ethics.  A&B has adopted a Code of Ethics (the "Code") that applies to the CEO, Chief Financial Officer and Controller. A copy of the Code is posted on the corporate governance page of A&B's corporate website, www.alexanderbaldwin.com. A&B intends to disclose any changes in or waivers from its Code by posting such information on its website.

Code of Conduct.  A&B has adopted a Code of Conduct, which is applicable to all directors, officers and employees, and is posted on the corporate governance page of A&B's corporate website, www.alexanderbaldwin.com.

A&B's Culture.  We are proud of the culture at A&B, where we are committed to being Partners for Hawaii. 2019 marks our 150th anniversary, and we honor the reputation that we have built over a century and a half of doing the right thing for our stakeholders. In 2017, A&B built upon its longstanding principles and developed vision, mission and values statements that guide our daily actions:

  Our Vision: Seize the opportunity created by our assets, people and relationships to make Hawaii better. Create special places and experiences, and keep A&B at the forefront of Hawaii's business community for another 150 years by acting with an abiding respect for the state's communities, people, cultures and environment.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

  Our Mission: Utilize our extensive resources, long history and deep relationships to improve Hawaii's communities, creating value for all stakeholders. Embrace innovation to transform our organization and make it more effective in an ever-changing business environment that presents new challenges and opportunities.

  Our Values:

Integrity	Do everything we do with respect for others and an unwavering commitment to preserving and enhancing the caring legacy of our founders.
Adaptability	Seek to find new and better approaches; be willing to question and abandon past practices when they have become ineffective.
Collaboration	Recognize that the best solutions and implementation come when people share information and ideas and work together.
Decisiveness	Leverage that collaboration into clear and timely decision-making and communicate those decisions to the organization.
Accountability	We will be most successful if our leaders and our employees are held accountable and are recognized for results.

Corporate Responsibility and Sustainability.  Prioritizing environmental, social and governance ("ESG") issues aligns with A&B's mission to improve Hawaii's communities and create value for all stakeholders. We understand our responsibility to the environment and the communities in which we operate and are dedicated to making continued improvements in our efforts. A number of our 2019 ESG highlights are listed below.

•
Engaged in an energy efficiency program for various properties in our portfolio, with savings in 2019 of over 690,000 KWH. The program in its current state is expected to result in a reduction of more than 9,700 tons of carbon over the next ten years and is being expanded to additional properties in our portfolio.

•
Engaged in responsible development, like our Lau Hala Shops project – we created an innovative community gathering place with the adaptive reuse of an existing structure, energy efficient lighting and air conditioning, efficient water usage systems and solar-powered trash compactors.

•
Produced 37,800+ MWH from clean energy (hydroelectric and solar) sources – enough to offset a little less than 50% of the energy used by our entire 3.9 million square-foot commercial real estate portfolio and our corporate headquarters.

•
Involved in the production of approximately 23% of Kauai's energy from renewable sources both directly and through company-related activities. Through our own projects, investments and land leases, A&B played an important part in Kauai's achievement of more than 50% renewable energy generation in 2019.

•
Saved approximately 200,000 gallons of potable water per day by repurposing a former sugar plantation well for irrigation use at Maui Business Park II.

•
Recycled over 135,000 tons of asphalt and concrete, preserving natural resources and reducing the burden on Hawaii's landfills.

•
Launched a diversity and inclusion initiative, resulting in the formation of A&B Pride (a LGBTQ affinity group), a women's leadership development group, and a "Green Team."

•
Donated over $1 million to 225+ organizations in 2019; over the last ten years, we have donated over $13 million to 1,500+ organizations.

Our leadership team and the Board of Directors are committed to ESG issues. Consideration of ESG issues is integrated into our operations and informs how we pursue opportunities and manage risks. It is a meaningful component of our operating and strategic plans. The Board of Directors receives regular reports and provides oversight on ESG matters. We regularly seek input from our investors on ESG and other topics. In 2019, we conducted an ESG-specific roadshow, meeting or offering to meet with governance teams from investors representing approximately 65% of our stock, including some of our largest passive investors. This outreach is part of our commitment to communicate with our shareholders.

Compensation of Directors.  The Compensation Committee periodically reviews the compensation of A&B's non-employee Directors with the assistance of its independent compensation consultant, Willis Towers Watson ("WTW"). The compensation

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

levels and components were last reviewed in October 2018 and the Company's share-ownership guidelines are reviewed annually. In each case, they were deemed to be well aligned with market competitive practices. The following table summarizes the compensation earned by or paid to our directors (other than Mr. Benjamin, A&B CEO, whose compensation is included in the Summary Compensation Table and receives no compensation for serving on the Board) for services as a member of our Board of Directors for the period from January 1, 2019 through December 31, 2019.

2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

(a)			(c)		(d)	(e)	(f)	(g)	(h)
W. Allen Doane	65,000		90,000		0	0	N/A	0	155,000
Robert S. Harrison	74,610		90,000		0	0	N/A	0	164,610
David C. Hulihee(3)	36,065		90,000		0	0	N/A	0	126,065
Stanley M. Kuriyama	85,000	(4)	135,000	(4)	0	0	N/A	0	220,000
Diana M. Laing	38,154		90,000		0	0	N/A	0	128,154
Thomas A. Lewis, Jr.	63,500		90,000		0	0	N/A	0	153,500
Douglas M. Pasquale	110,000		90,000		0	0	N/A	0	200,000
Michele K. Saito	79,500		90,000		0	0	N/A	0	169,500
Jenai S. Wall(5)	20,411		0		0	0	N/A	0	20,411
Eric K. Yeaman	65,000		90,000		0	0	N/A	0	155,000

(1)
Represents the aggregate grant-date fair value of the annual automatic grant of restricted stock unit awards made in 2019. See discussion of the assumptions underlying the valuation of equity awards included in Note 13 of the Company's consolidated financial statements, included in the Company's 2019 Annual Report on Form 10-K. At the end of 2019, Messrs. Doane, Harrison, Pasquale and Yeaman and Ms. Saito held 4,776 restricted stock units, Ms. Laing held 3,750 restricted stock units, Mr. Lewis held 8,719 restricted stock units and Mr. Kuriyama held 10,243 restricted stock units.

(2)
At the end of 2019, Mr. Kuriyama had 182,268 stock option awards outstanding. No other non-management director holds any outstanding stock options and no stock options have been granted to directors by A&B or by A&B Predecessor since 2007.

(3)
Mr. Hulihee passed away in July 2019.

(4)
Represents compensation paid to Mr. Kuriyama as non-executive Chairman of the Board.

(5)
Ms. Wall's term as a director ended on April 26, 2019 at the 2019 Annual Meeting of Shareholders.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board of Directors approved the following non-employee director compensation schedule of annual fees, which was developed with the assistance of WTW.

Pay Element		Amount
Annual Board Retainer		$56,000
Chairman of the Board Annual Retainer		$85,000
Lead Director Retainer (in addition to Board Retainer)		$25,000
Committee Member Retainers (in addition to Board Retainer)	• Audit • Compensation • Nominating and Corporate Governance	$9,000 $6,000 $7,500
Committee Chair Retainers (in addition to committee member retainer)	• Audit • Compensation • Nominating and Corporate Governance	$14,000 $10,000 $7,500
Annual Equity Award		$90,000
Chairman of the Board Equity Award		$135,000

Directors are provided an additional per meeting fee of $750 if the number of board or committee meetings they attend exceeds an annual predefined number, which is currently set at:

•
Board—7 meetings

•
Audit—6 meetings

•
Compensation—5 meetings

•
Nominating and Corporate Governance—4 meetings

Under the terms of the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan ("2012 Plan"), an automatic annual grant of restricted stock units ("RSUs") is made to each director at each Annual Meeting of Shareholders. A prorated grant is made upon appointment as a director at any time between Annual Meetings. Awards made prior to April 2018 vest in equal increments of one-third each over three years. Starting with the April 2018 annual grant, awards vest in their entirety on their one-year grant date anniversary. Accelerated vesting occurs upon cessation of service by reason of death, disability or retirement during the vesting period. Directors who are employees of A&B or its subsidiaries do not receive compensation for serving as directors.

Director Business Travel Accident Coverage.  Non-management directors have coverage of $200,000 for themselves and $50,000 for their accompanying spouses while traveling on A&B business.

Matching Gift Program.  Directors may participate in A&B's matching gifts program for employees, in which A&B matches contributions to qualified cultural and educational organizations up to an aggregate maximum of $3,000 annually.

Director Share Ownership Guidelines.  The Board has adopted guidelines that encourage each non-employee director to own A&B common stock (including RSUs) with a value of $280,000, which is five times the current annual board retainer of $56,000, within five years of becoming a director. All current directors have met or are on track to meet the established guidelines within the required timeframe.

Communications with Directors.  Shareholders and other interested parties may contact any of the directors by mailing correspondence "c/o A&B Law Department" to A&B's headquarters at 822 Bishop Street, Honolulu, Hawaii 96813. The Law Department will forward such correspondence to the appropriate director(s). However, the Law Department reserves the right not to forward any offensive or otherwise inappropriate materials.

In addition, A&B's directors are encouraged to attend the Annual Meeting of Shareholders. All the current A&B directors attended the 2019 Annual Meeting.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

The following table lists the names and addresses of the only shareholders known by A&B on February 20, 2020 to have owned beneficially more than five percent of A&B's common stock outstanding, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents, based upon the most recent reports filed with the SEC. Except as indicated in the footnotes, such shareholders have sole voting and dispositive power over shares they beneficially own.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
The Vanguard Group	10,135,990	(a)	14.0%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	8,196,082	(b)	11.3%
40 East 52nd Street
New York, NY 10022
Wellington Management Group LLP	4,211,547	(c)	5.8%
280 Congress Street
Boston, Massachusetts 02210
T. Rowe Price Associates, Inc.	3,657,255	(d)	5.1%
100 E. Pratt Street
Baltimore, MD 21202

(a)
As reported in Amendment No. 9 to Schedule 13G dated February 10, 2020 (the "Vanguard 13G") filed with the SEC. According to the Vanguard 13G, as of December 31, 2019, The Vanguard Group has sole voting power over 66,628 shares and sole dispositive power over 10,061,810 shares, has shared voting power over 17,059 shares, and has shared dispositive power over 74,180 shares.

(b)
As reported in Amendment No. 10 to Schedule 13G dated February 3, 2020 (the "BlackRock 13G") filed with the SEC. According to the BlackRock 13G, as of December 31, 2019, BlackRock, Inc. has sole voting power over 8,020,893 shares and sole dispositive power over 8,196,082 shares and does not have shared voting or shared dispositive power over any shares.

(c)
As reported in Amendment No. 1 to Schedule 13G dated February 14, 2020 (the "Wellington 13G") filed with the SEC. According to the Wellington 13G, as of December 31, 2019, Wellington Management Group LLP has shared voting power over 3,688,603 shares and shared dispositive power over 4,211,547 shares and does not have sole voting or sole dispositive power over any shares.

(d)
As reported in Amendment No. 4 to Schedule 13G dated February 14, 2020 (the "T. Rowe 13G") filed with the SEC. According to the T. Rowe 13G, as of December 31, 2019, T. Rowe Price Associates has sole voting power over 672,961 shares and sole dispositive power over 3,657,255 shares and does not have shared voting or shared dispositive power over any shares.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers.  The following table shows the number of shares of A&B common stock beneficially owned as of February 20, 2020 by each director and nominee, by each executive officer named in the "Summary Compensation Table" below, and by directors and executive officers as a group and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated in the footnotes, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.

Name or Number in Group	Number of Shares Owned (a)(b)	Stock Options (c)	Total	Percent of Class
W. Allen Doane	36,611	0	36,611	—
Robert S. Harrison	26,222	0	26,222	—
Stanley M. Kuriyama	262,963	182,268	445,231	0.6
Diana M. Laing	0	0	0	—
Thomas A. Lewis, Jr.	1,936	0	1,936	—
Douglas M. Pasquale	64,199	0	64,199	0.1
Michele K. Saito	24,598	0	24,598	—
Eric K. Yeaman	24,598	0	24,598	—
Christopher J. Benjamin	197,134	50,677	247,811	0.3
Brett A. Brown	0	0	0	—
Lance K. Parker	17,589	1,740	19,329	—
Nelson N. S. Chun	129,842	54,680	184,522	0.3
Meredith J. Ching	109,000	41,005	150,005	0.2
14 Directors and Executive Officers as a Group	900,150	330,370	1,230,520	1.7

(a)
Amounts include 28,404 shares held in a trust by the spouse of Mr. Benjamin and 213 shares held by the spouse of Ms. Ching.

(b)
Amounts include shares as to which certain persons have (i) shared voting and dispositive power, as follows: Mr. Pasquale—64,199 shares, Ms. Ching—3,976 shares, and directors, nominees and executive officers as a group—68,175 shares and (ii) sole voting power only: Ms. Ching—640 shares, and directors and executive officers as a group—640 shares.

(c)
Amounts reflect shares deemed to be beneficially owned because they may be acquired prior to April 14, 2020 through the exercise of stock options. Amounts do not include 423,767 restricted stock units or performance share units that have been granted to the directors and executive officers as a group that may not be acquired prior to April 20, 2020.

Certain Relationships and Transactions.  A&B has adopted a written policy under which the Audit Committee must pre-approve all related person transactions that are disclosable under Item 404(a) of SEC Regulation S-K. Prior to entering into a transaction with A&B, directors and executive officers (and their family members) must make full disclosure of all facts and circumstances to the Law Department. The Law Department then determines whether such transaction requires the approval of the Audit Committee. The Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director's or executive's independence, including with respect to an immediate family member of a director or executive or an entity in which a director or executive is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. If a related person transaction involves a member of the Audit Committee, that member recuses himself or herself from the process of review and approval.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related person transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it appears that a proposed related person transaction will occur prior to the next scheduled Audit Committee meeting, approval will be sought from Audit Committee members between meetings. Approval by a majority of the Committee members will be sufficient to approve the related person transaction. If a related person transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.

A&B's business strategy is Hawaii-focused and, accordingly, a number of our directors are Hawaii-based executives who provide extensive local knowledge and insight. Hawaii's business community is relatively small and isolated. Given A&B's position as a major landowner in the state, the largest owner of grocery-anchored retail assets, the largest materials and construction company in the state, and as one of the state's premier real estate developers, it is to be expected that relationships will exist between the Company and key business leaders and their companies, as disclosed below. The transactions described were made in the ordinary course of business and on substantially the same terms as those made with persons not related to A&B.

Related Person Relationships with First Hawaiian Bank:  Robert S. Harrison and Eric K. Yeaman, directors of A&B, are Chairman and Chief Executive Officer, and former President and Chief Operating Officer, respectively, of FHB. Mr. Yeaman resigned from FHB in August 2019.

  •
  FHB is the largest bank in Hawaii and is the top-ranked Hawaii bank in commercial and industrial lending and in construction and land development loans.

  •
  FHB has been a lending partner to the Company and its predecessor for many years prior to Messrs. Harrison and Yeaman joining the Board.

  •
  Mr. Yeaman was a member of the Board for three years prior to joining FHB in 2015. Upon joining FHB, he reported his change in employment to the Board; the Board reviewed the change, including consideration of relationships with FHB and Mr. Yeaman's skill set and contributions to the Board, and approved his continued service on the Board.

  •
  The Audit Committee reviews all FHB related person transactions.

  •
  All transactions were made in the ordinary course of business, on commercially reasonable, prevailing terms and rates.

FHB has the following arrangements with A&B for general corporate purposes:

  (i)
  A 15.6 percent participation in A&B's $450 million revolving credit and term loan agreement (the "Revolver"), of which, in 2019, the largest aggregate amount of principal outstanding was $146,200,000; $281,100,000 and $4,612,000 were paid in principal and interest, respectively, to Revolver lenders that include FHB; and $93,000,000 was outstanding on February 18, 2020, with interest payable on a sliding scale at rates between 1.25 percent to 2.05 percent (based on A&B's Total Debt to Total Adjusted Asset Value Ratio, as defined in the loan agreement) plus LIBOR.

  (ii)
  A $5,000,000 loan made to a limited liability company in which a subsidiary of A&B is a member, of which, in 2019, the largest aggregate amount of principal outstanding was $3,812,624; $160,000 was paid in principal with an interest rate hedge fixed to 3.835 percent of which net interest paid was $177,000; and $3,653,000 was outstanding on February 18, 2020, and of which a subsidiary of A&B is a guarantor in the amount of the lesser of $3.15 million or the outstanding indebtedness.

  (iii)
  A $11,700,000 loan made to a limited liability company in which a subsidiary of A&B is a member, of which, in 2019, the largest aggregate amount of principal outstanding was $11,700,000; $11,700,000 and $428,000 were paid in principal and interest, respectively; and no amount was outstanding on February 18, 2020, with interest payable at a rate of LIBOR plus 3.0 percent.

  (iv)
  A $60,000,000 loan made to a limited liability company in which a subsidiary of A&B is a member, of which, in 2019, the largest aggregate amount of principal outstanding was $60,000,000; $527,000 was paid in principal with an interest rate hedge fixed to 3.135 percent of which net interest paid was $323,000; and $59,210,000 was outstanding on February 18, 2020.

  (v)
  A $25,000,000 line of credit provided to a limited liability company in which a subsidiary of A&B is a member, of which, in 2019, had no amounts outstanding and no payments of principal or interest; there was no balance outstanding on February 18, 2020.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
  (vi)
  A $8,500,000 share of A&B's $50 million syndicated term loan facility, of which, in 2019, the largest aggregate amount of principal outstanding was $50,000,000; $0 and $1,980,000 were paid in principal and interest, respectively, to syndicate members that include FHB; and $50,000,000 was outstanding on February 18, 2020, with interest payable at LIBOR plus a margin that is determined using a leverage based pricing grid.

  (vii)
  Lease agreements whereby FHB is a commercial tenant in two properties owned by A&B subsidiaries, under leases with terms that expire between 2020 and 2063, with aggregate gross rents in 2019 of $566,357 and aggregate net rent from and after January 1, 2020 to the expiration date of the leases of $8,943,105.

In addition, after the acquisition of Grace Pacific Corporation ("Grace Pacific") on October 1, 2013, FHB has the following loans or lines of credit with the Company or its subsidiaries/affiliates specifically related to Grace Pacific:

  (i)
  A line of credit totaling $2,000,000 with a limited liability company in which a subsidiary of A&B is a 50 percent member expired in December 2018 and was renewed in January 2019, with interest payable at rates between 1.82 percent to 2.25 percent plus LIBOR; In 2019, there was no principal balance outstanding; and no amount was outstanding on February 18, 2020.

  (ii)
  An $18,000,000 loan, of which, in 2019, the largest aggregate amount of principal outstanding was $2,302,666; $2,302,666 and $67,553 were paid in principal and interest, with interest payable at a rate of 5.19 percent. No amount was outstanding on February 18, 2020.

Related Person Relationships with Foodland:  Jenai S. Wall, a former director of A&B, is Chairman and Chief Executive Officer of Foodland. Foodland or its sister companies are commercial tenants in ten properties owned by A&B subsidiaries, under leases with terms that expire between 2020 and 2035, with aggregate gross rents in 2019 of $5,065,704 and aggregate net rent from and after January 1, 2020 to the expiration date of the leases of $13,949,226. These leases were entered into in the ordinary course of business, on commercially reasonable, prevailing terms and rates.

Letter Agreement with Diana M. Laing:  The Company entered into an agreement with Diana M. Laing to serve as Interim Executive Vice President and Interim Chief Executive Officer, as described on page 29. Ms. Laing served as an interim corporate officer through May 7, 2019.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

The CD&A addresses A&B's compensation practices for 2019 for the six executive officers named in the Summary Compensation Table on page 33 (collectively, the "Named Executive Officers" or "NEOs"). From November 15, 2018 through May 7, 2019, Diana M. Laing served as interim Chief Financial Officer, upon terms of a Letter Agreement with A&B as described on page 29. The compensation for the following NEOs is addressed in the CD&A:

  •
  Christopher J. Benjamin, President and Chief Executive Officer

  •
  Brett A. Brown, Executive Vice President and Chief Financial Officer (joined A&B on May 8, 2019)

  •
  Lance K. Parker, Executive Vice President and Chief Real Estate Officer

  •
  Nelson N. S. Chun, Executive Vice President and Chief Legal Officer

  •
  Meredith J. Ching, Executive Vice President, External Affairs

  •
  Diana M. Laing, former Interim Executive Vice President and Interim Chief Financial Officer ("Interim CFO")

Executive Summary

In 2019, our executive compensation program received strong support from shareholders, with approximately 97% of the Say-on-Pay votes cast in favor of the program. We believe this is because our pay program links pay with performance, aligns pay with shareholder interests and follows good governance practices. The vote on executive compensation is just one source of insight regarding shareholder views on our compensation practices. A&B also has an extensive shareholder outreach program that incorporates discussion of various governance topics, including compensation. In 2019, we met or offered to meet on environmental, social and governance-focused matters and company operations with shareholders owning approximately 75% of our stock. The feedback we received regarding our compensation practices was very positive. The Compensation Committee welcomes shareholder perspectives on our program and is informed regarding feedback gathered in discussions with shareholders.

Approach to Compensation Governance. The Compensation Committee consistently evaluates the Company's executive compensation practices and modifies or adopts programs or practices to provide an appropriate balance of risk and reward. A&B firmly believes in pay for performance and alignment with shareholder interests. Thus, a majority of NEO compensation is tied to performance to ensure alignment with shareholders. 78% of CEO and 63% of other NEO target total direct compensation ("TDC") (excluding the Interim CFO) is performance-based pay aligned with shareholder interests. A&B adheres to good governance practices, as listed below, to ensure that it adopts best practices to the extent that they are best aligned to the business goals and strategy of the Company as well as shareholder interests.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

  Promote Good Pay Practices

•
Direct components of pay are generally targeted at the 50th percentile of market pay data

•
TDC consisting heavily of performance-based compensation

•
Multiple relevant performance metrics to determine incentive payments

•
Multi-year performance periods on performance-based equity awards

•
Multi-year vesting periods on equity awards

•
Robust stock ownership guidelines for senior executives

•
Review of realizable pay of NEOs

•
Reasonable internal pay ratios

•
Reasonable severance or change-in control provisions

•
Double trigger change-in-control severance that requires both a change-in-control and termination of employment without cause before any payments are made

•
"Clawback" policies established for executives

•
NEO participation in the same health and welfare benefit plans as other salaried employees

•
Conduct shareholder outreach to solicit input and gain investor perspectives on our compensation programs

•
Anti-hedging policies established

•
No repricing or replacing of underwater stock options without prior shareholder approval

•
Pay risk assessments

Performance Accomplishments in 2019

2019 results reflected both the continued success of our core business and our ongoing strategic transformation. Our commercial real estate portfolio continued to generate strong results, buoyed in part by our ability to redeploy proceeds from the 2018 sale of approximately 41,000 acres of non-income-producing agricultural land on Maui into six commercial real estate asset acquisitions of improved properties and ground leases (one acquired in late 2018 and five acquired in 2019). We made further progress in executing on our broader strategic agenda and simplification efforts, including continuing the monetization of our development-for-sale pipeline and our other landholdings. Efforts to improve Materials and Construction operating performance also continue, but progress trailed expectations and resulted in an operating loss of $(69.2) million and M&C Adjusted EBITDA(1) of $(6.1) million for the segment during 2019. Organizational streamlining, professional and corporate culture development, process improvements, strategic planning efforts, and meaningful cost reductions also were implemented throughout the Company in 2019.

Commercial Real Estate ("CRE") Segment

In 2019, the Company continued to concentrate on its Hawaii-focused commercial real estate strategy to increase its recurring earnings and cash flows. Notable highlights for 2019 are as follows:

  •
  CRE operating profit increased $7.7 million, or 13.2%, to $66.2 million in 2019, as compared to $58.5 million in 2018.

  •
  CRE Cash NOI increased $18.0 million, or 20.9%, to $104.2 million in 2019, as compared to $86.2 million in 2018.

  •
  CRE Same-Store Cash NOI increased $3.9 million, or 5.2%, to $78.5 million in 2019, as compared to $74.6 million in 2018.

  •
  Occupancy increased to 93.9% as of December 31, 2019, as compared to 92.4% as of December 31, 2018. Same-Store occupancy increased to 94.1% as of December 31, 2019, as compared to 92.2% as of December 31, 2018.

(1)
Refer to pages 42 to 44 for reconciliations of GAAP to non-GAAP measures.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

  •
  During 2019, 214 leases were executed, covering 565,000 square-feet of gross leasable area, with 7.9% comparable leasing spreads.

  •
  Closed on the off-market acquisitions of five high-quality and well-located commercial real estate assets (improved properties and ground leases) in Hawai'i using §1031 proceeds from the agricultural land sale as follows:

  •
  a ground lease of a nine-acre parcel under the Home Depot warehouse in central Honolulu for $42.4 million.

  •
  Kapolei Enterprise Center, a newly constructed 93,000-square-foot Class-A warehouse building in west Oahu for $26.8 million.

  •
  a ground lease of a 36.4-acre parcel under Kapolei Business Park West Lot 31, commonly known as the Honolulu Authority for Rapid Transportation precast yard, for $41.1 million.

  •
  Waipouli Town Center, a 56,500-square-foot grocery-anchored shopping center in Kapaa, Kauai for $17.8 million.

  •
  Queens' MarketPlace, a 135,000-square-foot grocery-anchored shopping center located in the Waikoloa Beach Resort area on the island of Hawaii for $90.3 million.

  •
  Commenced operations of Phase I of Ho'okele Shopping Center, adjacent to Maui Business Park in Kahului, Maui, with the grand opening of the Safeway grocery store in July 2019, followed by additional openings of the Safeway gas station and a 2,400 square foot convenience store in October 2019.

Land Operations Segment

In line with its simplification strategy, the Land Operations segment seeks to strategically monetize the Company's legacy, non-commercial real estate landholdings and assets. Highlights and significant accomplishments in 2019 are as follows:

  •
  Closed on the bulk land sale of Wailea lands comprising 42 acres on Maui.

  •
  Closed out of Increment 1 of the Kamalani project; 44 units closed.

  •
  Closed out of the Kahala project; 5 lots closed.

  •
  Closed 9 acres at Maui Business Park.

  •
  Closed 30 units at the Kukui'ula joint venture project.

Materials & Construction

Grace Pacific results were significantly impacted by competitive pressures that lowered margins.

  •
  Materials & Construction operating loss was $(69.2) million for 2019, as compared to a $(73.2) million loss in 2018. Included in the operating loss was a $49.7 million non-cash impairment charge to write down the carrying value of the goodwill balance related to Grace Pacific.

Other

  •
  The Company reduced total debt by $73.5 million from $778.1 million as of December 31, 2018, to $704.6 million as of December 31, 2019.

Compensation Overview

The Company's executive compensation programs are administered by its Compensation Committee. The Compensation Committee has retained WTW to provide advice and analysis on the design, structure and level of executive compensation for A&B.

Compensation Philosophy and Objectives. The Company seeks to align its objectives with shareholder interests through a compensation program that attracts, motivates and retains qualified and effective executives, and rewards performance and

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

results. To achieve this, the Company uses the following pay elements, which are described more fully under the "Pay Elements" section of the CD&A:

Element of Pay	Composition	Metrics	Rationale
Base Salary	Cash	—	• Provides a fixed rate of pay based upon an executive's responsibilities
Annual Cash Incentives	Cash	70% to 75% Financial Goals	• Rewards the achievement of annual Company, business unit and individual performance • Reinforces pay-for-performance principles
		25% to 30% Non-Financial Goals (including Value Creation and Organizational Realignment Goals)	• Rewards both immediately measurable accomplishments and actions that create longer-term value
Long-Term Incentives	50% Performance Share Units	Relative 3-year TSR (FTSE NAREIT All Equity REIT Index & Selected Peer Group)	• Aligns the executives' long-term interests with those of A&B's shareholders, motivates long-term performance
	50% Restricted Stock Units	3-year vesting period	• Aids in attracting and retaining employees • Reinforces pay-for-performance principles
Health and Welfare Benefits		—	• Aids in attracting and retaining employees
Retirement Benefits		—	• Assists employees with retirement income savings and attracts and retains employees
Severance Benefits		—	• Retains talent during transitions due to a Change in Control or other covered events

Pay for Performance. The Company's overall performance in 2019 was reflected in elements of compensation earned by NEOs (excluding the Interim CFO) for 2019. For the pay elements listed above, A&B targets pay at around the 50th percentile.

Pay Mix. The Company's combination of pay elements is designed to place greater emphasis on performance-based compensation, while at the same time focusing on long-term talent retention and ensuring an appropriate balance between pay and risk. The Committee believes this is consistent with one of its key compensation objectives, which is to align management and shareholder interests. For 2019, the Target Total Direct Compensation ("TDC") mix was generally within the same range as competitive practices based on survey data for each element of pay, as shown by the following table.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Percentage of Target Total Direct Compensation
Provided by Each Pay Element for 2019

Assessment of Total Compensation. In evaluating and making pay decisions, the Compensation Committee utilizes the following tools, resources and information:

•

Company and individual performance

•

Say-on-Pay vote results

•

Competitive market data

•

Economic environment

•

Job responsibilities and experience

•

Positioning within the executive's salary range

•

Positioning in relation to the pay philosophy

•

Investor feedback

•

Projected market salary increases

•

Value of the total pay package

•

Alignment to pay-for-performance principles

•

Reasonableness and balance of pay risk

•

Internal pay equity

•

NEO's current and expected future contributions

•

Size of recent awards

Internal Pay Equity. The Compensation Committee considers internal pay equity as a factor in establishing compensation for executives. To this end, after reviewing the competitiveness of the CEO's and other NEO's annual compensation, the Committee also considers the ratio of the CEO's annual compensation relative to the average annual compensation for the other NEOs, as compared with such a ratio based on 50th percentile benchmark data. For 2019, the Company's CEO-to-NEOs pay ratio was lower than the 50th percentile ratio of companies in our executive talent market. This finding indicates that our CEO's annual compensation is reasonable in relation to these benchmarks.

Pay Elements

The Company provides the following pay elements to its executive officers in varying combinations to accomplish its compensation objectives.

Salary: Salary is intended to provide a competitive fixed rate of pay based upon an executive's responsibilities. The Company believes that salary is less impactful than performance-based compensation in achieving the overall objectives of the Company's executive compensation program. Accordingly, at target, less than half (between 22% to 45%, excluding the Interim CFO) of a NEO's total compensation is paid as salary.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Generally, the Board of Directors determines the CEO's annual salary change on the basis of the factors listed previously in the Assessment of Total Compensation section. The Board has a formal performance review process for the CEO that includes categories such as, but not limited to: company goals, financial results, strategic leadership, corporate culture, business management, and talent management. Each Board member has an opportunity to provide specific input on the CEO's performance across key categories. The results of this process are carefully considered by the Board and the Compensation Committee in determining the CEO's annual salary and incentive award.

The CEO recommends annual salary changes for the other NEOs. Salary adjustments for NEOs are generally considered by the Compensation Committee in February of each year for implementation on April 1. Any base salary increases for NEOs in 2019 reflected increases based on performance and the factors listed in the Assessment of Total Compensation section above.

Salary Information for 2018 – 2019

NEO	Base Salary as of 12/31/18	% Change	Base Salary as of 12/31/19
Mr. Benjamin	$670,000	3%	$690,000
Mr. Brown*	N/A	N/A	$400,000
Mr. Parker	$386,250	3%	$397,838
Mr. Chun	$352,238	3%	$362,805
Ms. Ching	$297,022	3%	$305,933
Ms. Laing**	$50,000/mo.	N/A	N/A

*
Mr. Brown joined A&B on May 8, 2019.

**
Ms. Laing served as Interim CFO from 11/15/18 through 5/7/19.

Annual Incentives: For 2019, annual incentives for NEOs were provided through the Alexander & Baldwin, Inc. Performance Improvement Incentive Plan ("PIIP") to motivate and reward executives for achievement of pre-established financial, value creation and individual goals, as applicable. The Company believes that the annual incentive structure drives the following objectives:

  •
  Aligning with key goals/objectives

  •
  Fostering a team environment while allowing for flexibility in individual recognition

  •
  Motivating and rewarding value creation over both the short and long term

Performance Goal Categories. Each plan year, a pool is funded for all plan participants (except for the CEO), based on attainment level of goals for that year, as determined by the Compensation Committee. Financial goals were established in February 2019.

  •
  Financial Goals (weighted 70% to 75%) – Rewards the accomplishments of financial priorities to ensure that executives are held accountable for the financial health and discipline of the Company. The targets are based on the Company's Board-approved operating plan and adjusted in certain instances to exclude the effect of certain items. When establishing the operating plan, management and the Board of Directors consider the historical performance of the Company, external elements such as economic conditions and competitive factors, Company capabilities, performance objectives, and the Company's strategic plan. The maximum and threshold performance ranges were determined on the basis of the level of difficulty in achieving the objective and are intended to ensure an enduring standard of performance. Payouts can range between 0% to 300% of target, although the overall bonus pool can range only between 0% to 200%.

  •
  Value Creation and Organizational Realignment Goals (weighted 25% to 30%) – Rewards the accomplishments of strategic priorities and milestones that are not immediately reflected in financial results but create value for shareholders. Examples include identifying and pursuing redevelopment and build-for-hold projects, converting non-income generating assets into commercial properties with a stable or growing income stream, and organizational realignment to streamline the organization and increase departmental efficiencies. With input from the CEO, the Compensation Committee reviews and approves the Value Creation and Organizational Realignment ratings. Payouts can range between 0% to 300% of target, although the overall bonus pool can range only between 0% to 200%.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

  •
  Individual Modifier – Recognizes individual contributions to Company performance and the executive's success in fulfilling duties and responsibilities. Each NEO's award can be modified between 0% to 150% based on individual performance, so long as the aggregate incentive pool established for PIIP executives is not exceeded.

Company Performance and Payout Determination (Except for CEO). Determination of award pool funding in 2019 was based on the Company's operating performance as compared to Financial Goals set at the beginning of the year and Value Creation and Organizational Realignment ratings recommended by the CEO, based on input from senior management and on business actions and outcomes in support of the Company's strategic direction. Recommendations were reviewed and approved by the Compensation Committee. The levels of achievement for each goal is rated on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance.

The incentive pool is funded by aggregating the target incentives for each PIIP participant, excluding the CEO, and multiplying that sum by the performance ratings for the applicable measures at below threshold, threshold, target or maximum levels, with proration between these levels, as determined by the Compensation Committee. The CEO's award is determined separately by the Compensation Committee and does not positively or negatively affect the aggregate incentive pool.

Goal ($ in millions)	Threshold	Target	Maximum	Actual	0-3 Rating
CRE Same-Store NOI Growth(2)	1.0%	3.1%	4.1%	5.2%	3.0
CRE Non-Same-Store NOI(2)	$23.5	$24.8	$26.0	$25.7	2.8
Real Estate Adjusted Operating Cash Flow	$72.0	$84.7	$97.4	$137.1	3.0
Consolidated Adjusted Operating Cash Flow(2)	$62.6	$73.6	$84.6	$135.6	3.0
Consolidated Adjusted Pre-tax Income(2)	$17.1	$22.8	$28.5	$10.9	0.0
Value Creation – Real Estate	1.0	2.0	3.0	1.5	1.5
Value Creation – Consolidated	1.0	2.0	3.0	1.5	1.5
Organizational Realignment – Real Estate	1.0	2.0	3.0	2.0	2.0
Organizational Realignment – Consolidated	1.0	2.0	3.0	2.0	2.0

The incentive compensation for Mr. Brown, Mr. Chun and Ms. Ching was based on a weighted mix of (a) the level of achievement of the financial and operating goals set forth in the table above and (b) the scores awarded for Value Creation and Organizational Realignment accomplishments achieved by each of the operating segments and the Company on a consolidated basis. The incentive compensation for Mr. Parker was based on CRE Same-Store NOI Growth, CRE Non-Same-Store NOI and Real Estate Adjusted Operating Cash Flow, and Value Creation and Organizational Realignment ratings for real estate operations.

  •
  For 2019, funding of the PIIP awards for Mr. Brown, Ms. Ching and Mr. Chun was derived from the following performance measures: CRE Same-Store NOI Growth, CRE Non-Same-Store NOI, Consolidated Adjusted Operating Cash Flow and Consolidated Adjusted Pre-tax Income (collectively weighted 70%) and Consolidated Value Creation and Organizational Realignment ratings (collectively weighted 30%). These factors were selected because the Company believes they best reflect the results of business execution and profitability levels of the respective operations, and Value Creation reflects accomplishments of the Company that create long-term value for shareholders that are not necessarily reflected in annual financial results.

  •
  Mr. Parker's PIIP award funding was derived from the following performance measures: CRE Same-Store NOI Growth, CRE Non-Same-Store NOI and Real Estate Adjusted Operating Cash Flow (collectively weighted 75%) and Value Creation and Organizational Realignment ratings for the real estate operations only (collectively weighted 25%).

Based on 2019 performance shown above, the actual pool funding for the financial goals was 87.6% of target for Mr. Brown, Mr. Chun and Ms. Ching, while pool funding for the Value Creation and Organizational Realignment goals was 25% of target, for a total payout of 112.6% of target. Mr. Parker's pool funding was comprised of 145.2% of target for the real estate financial goals and 21.2% of target for the real estate Value Creation and Organizational Realignment goals, for a total of 166.4% of target. The CEO recommended, and the Committee approved, no modification of these NEO awards for 2019.

Ms. Laing was not eligible to participate in the PIIP for 2019.

(2)
Refer to pages 42 to 44 for reconciliations of GAAP to non-GAAP measures.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Payout Determination for the CEO. Each plan year, the CEO's annual incentive is determined by the Compensation Committee separately from other plan participants. The award is calculated using a 70% weighting for the same Financial Goals applicable to Mr. Brown, Mr. Chun and Ms. Ching, and a 30% weighting for the Committee's subjective assessment of progress in achieving other Non-Financial Goals. The Value Creation and Organizational Realignment Goals do not apply to the CEO, as the CEO is involved in the determination of the results. Instead, the Compensation Committee and the Board of Directors evaluate the CEO's non-financial performance based on a number of criteria, including leadership and execution of strategy. Based on that evaluation, the Compensation Committee rates the CEO's non-financial performance on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance. The Committee rated the CEO's non-financial performance at 1.5, halfway between threshold and target. The Committee considered the positive momentum achieved in the commercial real estate business, the progress made in monetization of non-core assets and the favorable steps taken to advance the Company's organizational transformation, but determined that the challenges experienced in the Materials and Construction segment and their impacts on the broader corporate simplification effort and balance sheet warranted a below-target award.

For the CEO's 2019 award, after calculation of the Financial Goals and the Non-Financial Goals, the Compensation Committee awarded the CEO a total incentive award of $835,000, which was 110% of target.

Actual awards earned in total by the NEOs were based on performance against the goals as described above and were as follows:

Annual Incentive Award Information

	Target PIIP Award		Actual as a % of	Actual PIIP Award

NEO	% of Base Salary	$	Target	% of Base Salary	$
Mr. Benjamin	110%	$759,000	110.0%	121.0%	$835,000
Mr. Brown*	70%	$186,667	112.6%	78.8%	$210,248
Mr. Parker	70%	$278,487	166.4%	116.5%	$463,411
Mr. Chun	55%	$199,543	112.6%	61.9%	$224,639
Ms. Ching	55%	$168,253	112.6%	61.9%	$189,245
Ms. Laing**	N/A	N/A	N/A	N/A	N/A

*
All dollar amounts for Mr. Brown are prorated for eight months of service, as he was hired in May 2019.

**
Ms. Laing, as Interim CFO, was not eligible for PIIP.

Equity Compensation:

Equity grants are generally approved by the Compensation Committee at its January meeting. Based on current market data provided by WTW, the CEO makes recommendations for each executive officer other than himself to the Compensation Committee, which retains full authority to set the actual grant amount. In determining the type and size of a grant to an executive officer, the Compensation Committee generally considers, among other things, the items mentioned above in the Assessment of Total Compensation section.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Grant Information

	Target LTI	LTI Vehicle Mix

NEO	Value	PSUs	RSUs
Mr. Benjamin	$1,620,000	50%	50%
Mr. Brown	$500,000	50%	50%
Mr. Parker	$600,000	50%	50%
Mr. Chun	$250,000	50%	50%
Ms. Ching	$250,000	50%	50%
Ms. Laing*	N/A	N/A	N/A

*
Ms. Laing, as Interim CFO, was not eligible for a 2019 equity grant.
  •
  RSUs are awards that are settled in shares but vest in thirds over a three-year period based on service. RSUs are intended to focus behaviors on improving long-term stock price performance on an absolute basis (as a complement to the relative-performance nature of PSUs), increase share ownership and strengthen retention of participants through a three-year vesting period. Under the service-vesting requirement, recipients must remain employed until the end of each vesting period to earn any shares that become issuable. Pro-rata vesting will apply to the extent employment ceases with the Company during the restricted period by reason of death, disability or retirement during the vesting period. Grantees receive dividends on the full amount of RSUs granted, regardless of vesting, at the same rate as is payable on the Company's common stock.

  •
  PSUs will be settled in shares and have both a performance- and service-vesting requirement. The performance requirement is based on A&B's TSR results relative to the TSR of companies that comprise the FTSE NAREIT All REITs Index and a select group of peer REITs that are a subset of the FTSE NAREIT All REITs Index focused on shopping center and diversified companies, with market capitalization between $500 million and $6 billion. PSUs have concurrent three-year performance and vesting horizons. Under the service-vesting requirement, recipients must remain employed until the end of the performance and vesting period to earn any shares that become issuable. Pro-rata vesting will apply to the extent employment ceases with the Company during the performance period by reason of death, disability or retirement, with proration to be applied to the number of shares resulting from the Company's relative TSR over the performance period. PSUs are intended to motivate recipients to focus on A&B shareholder returns relative to the share performance of other U.S.-based companies with similar market capitalization. The service requirement provides that PSUs cliff vest after a three-year period (concurrent with the performance period), as defined by the award. Payment of accrued dividend equivalents on PSUs will be made upon attainment of the applicable performance goals and will be paid according to the number of actual shares earned.

Performance Ranges for 2019 PSUs

	Performance	Earnout*
Threshold	35th Percentile	35% of Target
Target	55th Percentile	100% of Target
Maximum	75th Percentile	200% of Target

  *
  With proration between these levels

2017 PSUs: With TSR at the 17.5 percentile for the S&P Midcap 400 index and at the 7.7 percentile for the Dow Jones U.S. Real Estate index, none of the PSUs granted in 2017 were earned. Amounts forfeited were as follows: Mr. Benjamin – 24,432 PSUs, Mr. Parker – 5,758 PSUs, Mr. Chun and Ms. Ching – 5,233 PSUs.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Target Total Direct Compensation for 2019

NEO	Base Salary as of 12/31/19	Target PIIP Award	2019 LTI Grant	Target Total Direct Compensation
Mr. Benjamin	$690,000	$759,000	$1,620,000	$3,069,000
Mr. Brown*	$400,000	$280,000	$500,000	$1,180,000
Mr. Parker	$397,838	$278,487	$600,000	$1,276,325
Mr. Chun	$362,805	$199,543	$250,000	$812,348
Ms. Ching	$305,933	$168,253	$250,000	$724,196
Ms. Laing**	N/A	N/A	N/A	N/A

  *
  Amounts have not been prorated.

  **
  Ms. Laing, as Interim CFO, was not eligible for a PIIP or LTI grant.

Retirement Plans: The Company provides various retirement plans to assist its employees with retirement income savings and to attract and retain its employees. The Committee periodically reviews the value of benefits from the retirement plans in conjunction with all other forms of pay in making compensation decisions.

A&B Retirement Plan for Salaried Employees (Frozen since 2012): The A&B Retirement Plan for Salaried Employees (the "Qualified Retirement Plan"), which is a tax-qualified defined benefit pension plan, provides pension benefits to the Company's salaried non-bargaining unit employees. The Pension Benefits table of this Proxy Statement provides further information regarding the Qualified Retirement Plan. In 2007, A&B Predecessor closed participation in its traditional defined pension plan for new non-bargaining unit employees hired after January 1, 2008. Effective January 1, 2012, the Company froze benefit accruals under its traditional defined benefit plans for all non-bargaining unit employees hired before January 1, 2008 and replaced the benefit with a cash balance formula in which participants accrue 5% of their eligible annual compensation. Effective January 1, 2020, the Company froze benefit accruals under the cash balance formula and replaced the benefit with a non-elective company contribution in which participants are immediately eligible to receive 3% of their annual eligible compensation.

A&B Individual Deferred Compensation and Profit Sharing Plan: The Company has a tax-qualified defined contribution retirement plan (the "IDC Plan") available to all salaried non-bargaining unit employees that provides for performance-based discretionary contributions to participants based on the degree of achievement of goals similar to 2019 AIP goals as determined by the Compensation Committee. There was a 3.65% gain-sharing contribution for 2019. Effective January 1, 2020, employees immediately will be eligible for up to five percent of annual base compensation, based on achievement of goals.

In 2019, the IDC Plan provided for a match of up to three percent of the compensation deferred by a participant during the fiscal year, subject to IRS maximum compensation limitations. Effective January 1, 2020, employees will immediately be eligible for a match of up to 3% of their eligible compensation.

A&B Excess Benefits Plan: This non-qualified benefit plan (the "Excess Benefits Plan") for executives is designed to meet the retirement plan objectives described above. Certain executives, including all NEOs, are eligible to participate in the Excess Benefits Plan. It complements the Qualified Retirement Plan and the IDC Plan by providing benefits and contributions in amounts that could not be provided by those plan's formulas due to the limits imposed by tax law. The Pension Benefits table of this Proxy Statement provides further information regarding the A&B Excess Benefits Plan.

Employment and Other Agreements: Except as set forth below, the Company does not provide employment or similar agreements for any of the NEOs. The Company believes in a policy of "at will" employment.

Effective October 10, 2018, Ms. Laing was appointed Interim Executive Vice President; she became Interim CFO, effective November 15, 2018. The Company entered into a letter agreement with Ms. Laing dated September 28, 2018, under which Ms. Laing was paid a base salary of $50,000 per month. Under the terms of the agreement, Ms. Laing's interim role would not last beyond April 10, 2019, with a one-time possible extension of no more than 90 days. Ms. Laing served as Interim Executive Vice President and Interim CFO through May 7, 2019.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Effective May 8, 2019, Brett A. Brown was appointed Executive Vice President and CFO. The Company entered into a letter agreement with Mr. Brown dated March 21, 2019, under which Mr. Brown (i) was paid an annual base salary of $400,000, (ii) received a long-term incentive grant of $500,000, split equally between time-based restricted stock units and performance share units under the 2012 Plan, (iii) became a participant in the PIIP with a target of $280,000, and (iv) received relocation expenses up to $50,000 (plus tax gross up) and a $25,000 signing bonus.

Severance Plan and Change in Control Agreements: The Company provides severance benefits pursuant to the Severance Plan and change in control agreements to certain executives, including the NEOs, to retain talent during transitions due to a Change in Control or other covered event and to provide a competitive pay package. The Compensation Committee designed the change in control agreement to provide a competitively structured program, and yet be conservative overall in the amounts of potential award payouts. The Compensation Committee's decisions regarding other compensation elements are affected by the potential payouts under these arrangements, as the Committee considers how the terms of these arrangements and the other pay components interrelate. These agreements are described in further detail in the "Other Potential Post-Employment Payments" section of this Proxy Statement.

Retiree Health and Medical Plan: The Company provides NEOs with the same retiree medical and life insurance benefits as are provided in general to all salaried non-bargaining unit employees who joined A&B Predecessor prior to January 1, 2008. The Company's contribution towards the monthly medical premium is based on the employee's age and years of service and is capped at $136 per month. The benefits from these plans are reflected in the "Other Potential Post-Employment Payments" section of this Proxy Statement.

The Role of Compensation Survey Data

The Company uses published compensation survey data as a reference, but does not benchmark against specific companies within such surveys. The Company operates in a number of different industries and there are no companies that are considered directly comparable in business mix, size and geographic relevance. Accordingly, the Company does not use data that are specific to any individual segment of the Company's business but instead, based on the recommendation of WTW, uses data from three national and highly recognized published surveys representing a broad group of general industry and real estate companies similar in size to the Company to assess the Company's pay practices. WTW uses data subsets in each survey that represent companies of similar size with revenues between $250 million and $1 billion. The survey sources provide only one of the tools that the Committee uses to assess appropriate pay levels. Internal equity, Company performance, business unit performance, compensation philosophy, performance consistency, historical pay movement, pay mix, pay risk, economic environment and individual performance are also reviewed.

The surveys used by WTW in its assessment of total direct compensation and CEO pay ratio as compared to other NEOs include:

  •
  WTW 2019 CDB General Industry Executive Database

  •
  WTW 2019 Long-term Incentives, Policies and Practices Survey

  •
  National Association for Real Estate Investment Trust (NAREIT) 2019 Compensation Survey

The Role of the Compensation Consultant

After conducting a search, the Compensation Committee selected and retained WTW, an independent executive compensation consulting firm, to assist the Committee in:

  •
  Evaluating salary and incentive compensation levels

  •
  Reviewing and suggesting executive pay plan design modifications

  •
  Understanding current trends and legislative reform initiatives in the area of executive compensation

  •
  Assessing appropriate outside Board of Director pay levels and structuring

WTW reports directly to and takes instructions from the Compensation Committee. The Committee approves all WTW engagements, including the nature, scope and fees of assignments. The Compensation Committee has reviewed WTW's work, policies and procedures and determined that no conflicts of interest exist. In accordance with the New York Stock Exchange

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

("NYSE") requirements, the Compensation Committee annually assesses the independence of its compensation consultant, outside legal counsel, and other advisers who will provide services with respect to executive compensation matters.

The Role of Management

Management assists the Compensation Committee in its role of determining executive compensation in a number of ways, including:

  •
  Providing management's perspective on compensation plan structure and implementation

  •
  Identifying appropriate performance measures and suggesting company, unit and individual performance goals that are consistent with the Board-approved operating plans

  •
  Providing the data used to measure performance against established goals, with the CEO providing perspective on individual executive performance and compensation amounts

  •
  Providing recommendations, based on information provided by WTW, regarding pay levels for officers on the basis of plan formulas, salary structures and the CEO's assessment of individual officer performance

Tax and Accounting Considerations

In evaluating the Company's executive compensation structure, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. Until the adoption of the Tax Cuts and Jobs Act (the "Tax Act") on December 22, 2017, Section 162(m) of the Internal Revenue Code limited the tax deductibility of certain executive compensation in excess of $1,000,000 for any fiscal year, except for certain "performance-based compensation." With the passage of the Tax Act, only qualifying performance-based compensation paid pursuant to a written binding contract in effect on November 2, 2017 (and not modified in any material respect on or after November 2, 2017) as set forth under the Tax Act will be eligible for this deduction exception. The Tax Act also expanded the executive officers covered by Section 162(m) to include the chief financial officer position as well as any person who ever was a covered executive for any prior taxable year, beginning after December 31, 2016. As a result of these changes, starting in 2018, most compensation in excess of $1,000,000 payable to any person who was a named executive officer of the Company since fiscal year 2016 is not deductible, regardless of whether the compensation is performance-based. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. The Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

Stock Ownership Guidelines

To enhance shareholder alignment and ensure commitment to value-enhancing, longer-term decision-making, the Company has established stock ownership guidelines. Executives are required to own a value of stock equal to the salary multiple below within a five year-period from commencement of employment or within a five-year period after a change in salary based on promotion:

Position	Salary Multiple
CEO	5X
Other NEOs	3X

All NEOs, with the exception of Mr. Parker, who became an NEO in 2015, have met or are on track to meet the ownership guidelines.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Granting Policy

Equity awards are expected to be granted for current employees at the January Compensation Committee meeting each year. Equity grants for new hires or promoted employees are approved at regularly scheduled Compensation Committee meetings. The timing of these grants is made without regard to anticipated earnings or other major announcements by the Company.

Policy Regarding Speculative Transactions and Hedging

The Company has adopted a formal policy prohibiting directors, officers and employees from (i) entering into speculative transactions, such as trading in options, warrants, puts and calls or similar instruments, involving A&B stock, or (ii) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving A&B stock. The Company does not prohibit investments in exchange funds.

Policy Regarding Recoupment of Certain Compensation

The Company has adopted a formal "clawback" policy for senior management, including all NEOs. Pursuant to the policy, the Company will seek to recoup certain incentive compensation, including cash and equity bonuses based upon the achievement of financial performance metrics, from executives in the event that the Company is required to restate its financial statements due to a material noncompliance with any financial reporting requirement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management and, based on these discussions and review, it has recommended to the Board of Directors that the CD&A disclosure be included in this Proxy Statement.

The foregoing report is submitted by Ms. Saito (Chair), Mr. Harrison and Mr. Lewis.

Compensation Committee Interlocks and Insider Participation

During 2019, the members of the Compensation Committee were Ms. Wall (through April 26, 2019), Mr. Harrison (since April 26, 2019), Mr. Lewis and Ms. Saito. As set forth above under the subsection "Certain Relationships and Transactions," Ms. Wall is an executive officer in a corporation that is a tenant in several properties owned by A&B subsidiaries with leases established at market rates. Mr. Harrison is an executive officer in a corporation that has lending and tenant relationships with A&B, with loans and leases established at market rates. Because of these related person transactions, Ms. Wall and Mr. Harrison did not participate in any equity compensation decisions. Ms. Wall did not stand for re-election at the 2019 Annual Meeting and is not a director nominee for 2020.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table summarizes the compensation paid by A&B to its NEOs in 2019, 2018 and 2017.

2019 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)		All Other Compensation ($)(5) (i)		Total ($) (j)
Christopher J. Benjamin	2019	685,000	170,116	1,969,270	N/A	664,884	390,393		33,403		3,913,066
President and Chief	2018	665,000	268,504	2,003,838	N/A	509,768	0	(6)	32,323		3,479,433
Executive Officer	2017	642,000	312,000	1,351,879	N/A	382,327	229,870		8,100		2,926,176

Brett A. Brown(7) Executive Vice President & Chief Financial Officer	2019	259,231	71,728	604,043	N/A	163,500	N/A		96,668	(8)	1,195,170

Lance K. Parker	2019	394,941	59,048	729,337	N/A	404,363	87,508		22,815		1,698,012
Executive Vice President and	2018	383,438	58,734	667,946	N/A	234,938	5,608		22,130		1,372,794
Chief Real Estate Officer	2017	340,863	61,543	318,612	N/A	201,109	65,842		8,100		996,069

Nelson N. S. Chun	2019	360,163	49,839	303,877	N/A	174,800	77,702		21,546		987,927
Executive Vice President and	2018	349,674	70,566	306,116	N/A	133,972	0	(9)	20,908		881,236
Chief Legal Officer	2017	339,489	82,075	289,608	N/A	100,575	38,926		8,100		858,773

Meredith J. Ching	2019	275,244	42,027	303,877	N/A	147,398	193,129		18,304		979,979
Executive Vice President,	2018	277,923	59,504	306,116	N/A	112,971	0	(9)	15,146		771,660
External Affairs	2017	264,088	69,209	289,608	N/A	84,809	222,678		7,923		938,315

Diana M. Laing(10)	2019	213,846	N/A	N/A	N/A	N/A	N/A		N/A		213,846
Interim Executive Vice President & Chief Financial Officer	2018	134,531	N/A	N/A	N/A	N/A	N/A		N/A		134,531

(1)
Represents the NEO's award attributable to Value Creation and individual modifiers under the PIIP program for the fiscal year identified in column (b) payable in cash in February of the following year. Mr. Brown's award includes a $25,000 signing bonus.

(2)
Represents the grant-date fair value of time-based restricted stock units and the grant-date fair value of performance stock units for the fiscal year identified in column (b) granted in 2019. Performance stock units awarded in 2019 vest in January 2022 if performance goals are attained at target. If maximum performance goals applicable to the performance stock units were to be achieved, the values in this column with respect to 2019 would be as follows: Mr. Benjamin, $3,128,546; Mr. Brown, $958,100; Mr. Parker, $1,158,685; Mr. Chun, $482,764 and Ms. Ching, $482,764. If performance goals are not attained at threshold, all performance stock units will be forfeited. See Note 13 of the consolidated financial statements of the Company's 2019 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.

(3)
Represents the NEO's award attributable to financial goals under the PIIP program for the fiscal year identified in column (b) payable in cash in February of the following year.

(4)
All amounts are attributable to the aggregate change in the actuarial present value of the NEO's accumulated benefit under all defined benefit and actuarial pension plans.

(5)
Represents amounts contributed by A&B to the NEO's account under the A&B Individual Deferred Compensation and Profit Sharing Plan and Alexander & Baldwin, Inc. Excess Benefits Plan.

(6)
The change in pension value was a decrease of $255.

(7)
Mr. Brown joined A&B on May 8, 2019.

(8)
Includes $50,000 for relocation expenses and $46,668 for taxes owed on such expenses.

(9)
The change in pension value was a decrease of $49,477.

(10)
Ms. Laing was hired on 10/10/18 with a base salary of $50,000 per month and no other short or long-term incentives. She served as Interim CFO through May 7, 2019.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards.  The following table contains information concerning the non-equity and equity grants under A&B's incentive plans during 2019 to the NEOs.

2019 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	or Units (#)(3) (i)	Options (#)(4) (j)	Awards ($/Sh) (k)	Awards ($)(5) (l)
Christopher J. Benjamin	1/28/19	265,650	531,300	1,062,600	12,500	35,714	71,428	35,714	N/A	N/A	1,969,270
Brett A. Brown	7/29/19	98,000	196,000	392,000	3,755	10,729	21,458	10,729	N/A	N/A	604,043
Lance K. Parker	1/28/19	104,432	208,865	417,730	4,629	13,227	26,454	13,227	N/A	N/A	729,337
Nelson N. S. Chun	1/28/19	69,840	139,680	279,360	1,929	5,511	11,022	5,511	N/A	N/A	303,877
Meredith J. Ching	1/28/19	58,892	117,784	235,568	1,929	5,511	11,022	5,511	N/A	N/A	303,877
Diana M. Laing(6)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Amounts reflected in this section relate to estimated payouts under the non-equity incentive portion of the PIIP. The value of the actual payouts is included in column (g) of the Summary Compensation Table.

(2)
Amounts in this section reflect performance share unit grants. Performance share units awarded in 2019 vest in January 2022 if performance goals are attained during the performance period.

(3)
Amounts in this section reflect time-based restricted stock unit grants awarded.

(4)
No options were granted in 2019.

(5)
Represents the grant-date fair value of the equity awards granted in 2019. See Note 13 of the consolidated financial statements of the Company's 2019 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.

(6)
Ms. Laing was hired on 10/10/18 as Interim Executive Vice President and CFO with a base salary of $50,000 per month, with no equity or non-equity-based incentives and served through May 7, 2019. She received an equity grant for service as a director, as reflected in the 2019 Director Compensation table.

The PIIP is based on financial, operating, and value creation goals, depending on the executive's job responsibilities and individual performance. Performance measures, weighting of goals and target opportunities are discussed in the CD&A section of this Proxy Statement. Information on equity grants is provided in the CD&A section of this Proxy Statement.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End.  The following table contains information concerning the outstanding equity awards held by the NEOs.

2019 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($)(5) (h)	Equity In- centive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)		Equity In- centive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(5) (j)
Christopher J. Benjamin	50,677	—	—	14.92	1/24/2022	65,534	(1)	1,373,593	92,660	(6)	1,942,154

Brett A. Brown	N/A	N/A	N/A	N/A	N/A	10,729	(2)	224,880	10,729	(7)	224,880

Lance K. Parker	1,740	—	—	13.11	1/25/2021	22,373	(3)	468,938	29,823	(8)	625,090

Nelson N.S. Chun	31,291	—	—	13.11	1/25/2021	10,568	(4)	221,505	15,711	(9)	329,303
	23,389	—	—	14.92	1/24/2022

Meredith J. Ching	23,466	—	—	13.11	1/25/2021	10,568	(4)	221,505	15,711	(9)	329,303
	17,539	—	—	14.92	1/24/2022

Diana M. Laing	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A		N/A

(1)
Vesting date of unvested RSUs – 8,144 shares on 1/24/20; 10,838 shares each on 1/29/20, and 1/29/21; 11,904 shares on 1/28/20 and 11,905 shares each on 1/28/21 and 1/28/22.

(2)
Vesting date of unvested RSUs – 3,576 each on 7/29/20 and 7/29/21 and 3,577 shares on 7/29/22

(3)
Vesting date of unvested RSUs – 1,920 shares on 1/24/20; 3,613 shares each on 1/29/20 and 1/29/21; 4,409 shares each on 1/28/20, 1/28/21, and 1/28/22.

(4)
Vesting date of unvested RSUs – 1,745 shares on 1/24/20; 1,656 shares each on 1/29/20 and 1/29/21; 1,837 shares each on 1/28/20, 1/28/21, and 1/28/22.

(5)
Market value of stock not vested, shown at target performance, based on the closing stock price at year-end of $20.96.

(6)
Vesting date of PSUs – 24,432 on 1/24/20; 32,514 on 1/29/21; and 35,714 on 1/28/22

(7)
Vesting date of PSUs – 10,729 on 7/29/22.

(8)
Vesting date of PSUs – 5,758 on 1/24/20; 10,838 on 1/29/21; and 13,227 on 1/28/22.

(9)
Vesting date of PSUs – 5,233 on 1/24/20; 4,967 on 1/29/21; and 5,511 on 1/28/22.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested.  The following table contains information concerning option exercises and the vesting of stock awards for the NEOs during 2019.

Option Exercises and Stock Vested for 2019

	OPTION AWARDS		STOCK AWARDS

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)(4)	Value Realized on Vesting ($) (e)
Christopher J. Benjamin	126,874	1,454,602	26,788	601,298
Brett A. Brown	0	0	0	0
Lance K. Parker	0	0	7,266	163,322
Nelson N. S. Chun	14,252	183,498	5,784	129,756
Meredith J. Ching	29,929	373,514	5,784	129,756
Diana M. Laing	0	0	0	0

The value realized in column (e) was calculated based on the market value of A&B common stock on the vesting date. No amounts realized upon exercise of options or vesting of stock have been deferred.

Pension Benefits.  The following table contains information concerning pension benefits for the NEOs at the end of 2019.

Pension Benefits for 2019

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Christopher J. Benjamin	A&B Retirement Plan for Salaried Employees	18.4	648,219	—
	A&B Excess Benefits Plan	18.4	1,574,230	—

Brett A. Brown	A&B Retirement Plan for Salaried Employees	0	—	—
	A&B Excess Benefits Plan	0	—	—

Lance K. Parker	A&B Retirement Plan for Salaried Employees	15.3	299,286	—
	A&B Excess Benefits Plan	15.3	67,297	—

Nelson N. S. Chun	A&B Retirement Plan for Salaried Employees	16.2	553,253	—
	A&B Excess Benefits Plan	16.2	627,040	—

Meredith J. Ching	A&B Retirement Plan for Salaried Employees	37.6	1,848,839	—
	A&B Excess Benefits Plan	37.6	632,094	—

Diana M. Laing	A&B Retirement Plan for Salaried Employees	0	—	—
	A&B Excess Benefits Plan	0	—	—

(1)
Credited service used to calculate the traditional defined benefit was frozen as of December 31, 2011; years shown are based on all years under the plan.

Actuarial assumptions used to determine the present values of the pension benefits include: Discount rates for qualified and non-qualified retirement plans of 3.32% and 2.48%, respectively. Age 62 with 5 years of service (or current age, if greater) is the assumed retirement age. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

annuity basis (however, cash balance portion could be paid in a lump sum). The cash balance accounts are projected to the assumed retirement age using 1.68% interest per year (the rate in effect for 2020) with no future pay credits. The projected qualified plan cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in our financial disclosures, i.e., 2.13% (for the first 5 years), 3.07% (next 15 years) and 3.65% (years in excess of 20) applied on a rolling basis, and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code.

The Excess Benefits Plan benefits are paid as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The present value was determined based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures, i.e., 1.30% (for the first 5 years), 1.87% (next 15 years) and 2.23% (years in excess of 20) applied on a rolling basis, and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The cash balance accounts are projected to the assumed retirement age using 1.68% interest per year (the rate in effect for 2020) with no future pay credits.

A&B Retirement Plan for Salaried Employees:

The A&B Retirement Plan for Salaried Employees (the "Qualified Retirement Plan") provides pension benefits to the Company's salaried employees who are not subject to collective bargaining agreements. In 2007, A&B Predecessor closed participation in its traditional defined pension plan and established a cash balance plan for new non-bargaining unit employees hired after January 1, 2008. A&B Predecessor subsequently froze the traditional plan on January 1, 2012, transitioning all employees to the cash balance plan and lowering the vesting period from five years to three years. Effective January 1, 2020, the Company froze benefit accruals under the cash balance plan.

The traditional defined benefit formula was based on participants' service and average monthly compensation in the five highest consecutive years of their final 10 years of service. For participants in the plan who remained employed after its freezing, this measurement period goes only through December 31, 2011. Compensation included base salary, overtime pay and one-year bonuses. The amounts were expressed as a single life annuity payable at the normal retirement age of 65. An employee became vested after five years of service with A&B Predecessor or the Company. An employee may take early retirement at age 55 or older, if the employee has already completed at least five years of service with A&B Predecessor or the Company. If an employee retires early, the same formula for normal retirement is used, although the benefit will be reduced for commencement before age 62 because the employee will receive payment early and over a longer period of time.

The replacement cash balance formula provides a retirement account equal to 5 percent of an employee's eligible cash compensation, for each year worked through December 31, 2019, while covered by the cash balance formula, plus interest. At retirement or other separation from service, the employee may elect to receive the vested cash balance portion of the Qualified Retirement Plan benefits as a lump sum or an actuarially equivalent annuity. Effective January 1, 2020, the Company froze benefit accruals under the cash balance formula and replaced the benefit with a non-elective company contribution through the A&B Individual Deferred Compensation and Profit Sharing Plan for Salaried Non-Bargaining Employees, in which participants receive 3% of their annual eligible compensation. Participants continue to receive interest credit for the cash balance benefits after the plan freeze.

A&B Excess Benefits Plan:  The A&B Excess Benefits Plan is discussed in the CD&A section of this Proxy Statement. Under the pension portion of the Excess Benefits Plan associated with the Qualified Retirement Plan, benefits under the traditional defined benefit formula are payable after the executive's separation from service in a lump sum that is actuarially equivalent to the annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the A&B Retirement Plan, amounts are credited to executives' accounts, to be payable after the executive's separation from service. All NEOs are eligible to participate in the Excess Benefits Plan.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation.  The following table contains information concerning non-qualified deferred compensation for the NEOs.

2019 Non-Qualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Christopher J. Benjamin	—	14,118	1,209	—	40,760
Brett A. Brown	—	—	—	—	—
Lance K. Parker	—	3,925	106	—	4,032
Nelson N. S. Chun	—	2,703	427	—	14,008
Meredith J. Ching	—	106	3	—	109
Diana M. Laing	—	—	—	—	—

(1)
Represents the profit sharing benefit under the Excess Benefits Plan.

(2)
Represents interest earned on the prior year's cash account balance.

Other Potential Post-Employment Payments.

Change in Control Agreements: A&B has entered into Change in Control Agreements with each of the NEOs other than Ms. Laing, which are intended to encourage their continued employment with A&B by providing them with greater security in the event of termination of their employment following a change in control of A&B. The Company has adopted a participation policy that extends these agreements to those senior level executives whose employment would be most likely at risk upon a change in control. Each Change in Control Agreement has an initial one-year term and is automatically extended at the end of each term for a successive one-year period, unless terminated by A&B. The Change in Control Agreements provide for certain severance benefits if the executive's employment is terminated by A&B without "cause" or by the executive for "good reason," in each case as defined in the agreement, following a "Change in Control Event" of A&B, as defined by Internal Revenue Code Section 409A, as follows: Upon a termination of employment under the above circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive's base salary and target bonus, (ii) pro rata payment at target with respect to outstanding contingent awards for uncompleted performance periods, (iii) a lump sum payment of amounts due the executive under deferred compensation plans, and (iv) an amount equal to the positive spread between the exercise price of outstanding options held by the executive and the fair market value of the underlying shares at the time of termination. In addition, A&B will maintain all (or provide similar) health and welfare benefit plans for the executive's continued benefit for a period of two years after termination. A&B will also reimburse executives for individual outplacement counseling services up to $10,000. These are "double trigger" agreements under which no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occurs.

In the event that any amount payable to the executive is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on "excess parachute payments" under the Internal Revenue Code, the Change in Control Agreements provide that the executive's payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.

If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (1) a date six months after the occurrence of the potential change in control, (2) the termination of the executive's employment by reason of disability or retirement, or (3) the occurrence of a change in control of the Company.

Executive Severance Plan: The Company also maintains the Executive Severance Plan ("Severance Plan") that covers the NEOs. The Severance Plan continues from year to year, subject to a periodic review by the Board of Directors. The Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without "cause," as defined in the

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Severance Plan, or laid off from employment as part of a job elimination/restructuring or reduction in force. Upon such termination of employment and execution of a release agreement acceptable to the Company, the executive will be entitled to receive an amount equal to twelve months' base salary, payable in equal installments over a period of one year, continued payment by the Company of life and disability insurance premiums and COBRA premiums for continued group health plan coverage for a maximum of twelve months, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels under the PIIP that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.

Voluntary Resignation: If the executive voluntarily resigns from the Company, no amounts are payable under the Severance Plan or the PIIP. The executive may be entitled to receive retirement and retiree health and welfare benefits to the extent those benefits have been earned or vested under the provisions of the plans. The executive may have up to three to six months after termination to exercise vested stock options at the time of termination. In addition, the executive would be entitled to any amounts voluntarily deferred (and the earnings accrued) under the tax-qualified A&B IDC Plan.

Other benefits, as described in the CD&A section of this Proxy Statement, may include accrued, vested benefits under the Qualified Retirement Plan and the Excess Benefits Plan. See also the Pension Benefits for 2019 table and accompanying narrative.

The following tables show the potential value to each executive other than Ms. Laing under various termination-related scenarios, assuming that the termination of employment or other circumstances resulting in payment occurred on December 31, 2019. Due to the interim nature of her appointment, Ms. Laing was not eligible for the Severance Plan or retirement benefits, was not granted any cash or equity incentive awards and did not have a change in control agreement.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Executive Termination Scenarios

Christopher J. Benjamin

Components	Change in Control w/Termination		Termination w/o Cause(1)		Termination w/Cause		Voluntary Resignation		Death		Disability(2)	Retirement(3)
Cash Severance	$2,898,000		$690,000		—		—		—		—	—
Retirement Benefits(4)	($122,975	)(6)	($23,973	)(6)	($23,973	)(6)	($23,973	)(6)	($23,973	)(6)	—	($23,973	)(6)
	($6,040	)(5)(6)	($6,040	)(5)(6)	($6,040	)(5)(6)	($6,040	)(5)(6)	($168,462	)(5)(6)	—	($6,040	)(5)(6)
Health & Welfare Benefits	$44,002		$18,595		—		—		—		—	—
Outplacement Counseling	$10,000		$10,000		—		—		—		—	—
Long-Term Incentives(7)	$3,053,804		—		—		—		$2,215,830		$2,215,830	$2,215,830

Total (Lump-sum)	$5,882,832		$694,622		($23,973	)(6)	($23,973	)(6)	$2,191,857		$2,215,830	$2,191,857
Total (Annuity)	($6,040	)(6)	($6,040	)(6)	($6,040	)(6)	($6,040	)(6)	($168,462	)(6)	—	($6,040	)(6)

Brett A. Brown

Components	Change in Control w/Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$1,360,000	$400,000	—	—	—	—	—
Retirement Benefits(4)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Health & Welfare Benefits	$44,748	$21,013	—	—	—	—	—
Outplacement Counseling	$10,000	$10,000	—	—	—	—	—
Long-Term Incentives(7)	$482,161	—	—	—	$317,364	$317,364	$317,364

Total (Lump-sum)	$1,896,910	$431,013	—	—	$317,364	$317,364	$317,364
Total (Annuity)	—	—	—	—	—	—	—

Lance K. Parker

Components	Change in Control w/Termination		Termination w/o Cause(1)		Termination w/Cause		Voluntary Resignation		Death		Disability(2)	Retirement(3)
Cash Severance	$948,355		$397,838		—		—		—		—	—
Retirement Benefits(4)	$57,517		$8,891		$8,891		$8,891		$8,891		—	not yet eligible
	($36,498	)(5)(6)	($36,498	)(5)(6)	($36,498	)(5)(6)	($36,498	)(5)(6)	($121,696	)(5)(6)	—	not yet eligible
Health & Welfare Benefits	$46,983		$21,841		—		—		—		—	—
Outplacement Counseling	$10,000		$10,000		—		—		—		—	—
Long-Term Incentives(7)	$1,060,655		—		—		—		$760,198		$760,198	$760,198

Total (Lump-sum)	$2,123,510		$438,570		$8,891		$8,891		$769,089		$760,198	$760,198
Total (Annuity)	($36,498	)(6)	($36,498	)(6)	($36,498	)(6)	($36,498	)(6)	($121,696	)(6)	—	not yet eligible

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Nelson N. S. Chun(8)

Components	Change in Control w/Termination		Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death		Disability(2)	Retirement(3)
Cash Severance	$1,124,696		$362,805	—	—	—		—	—
Retirement Benefits(4)	($34,379	)(6)	—	—	—	—		—	—
	—		—	—	—	($193,899	)(5)(6)	—	—
Health & Welfare Benefits	$37,925		$17,019	—	—	—		—	—
Outplacement Counseling	$10,000		$10,000	—	—	—		—	—
Long-Term Incentives(7)	$480,375		—	—	—	$351,480		$351,480	$351,480

Total (Lump-sum)	$1,618,616		$389,824	—	—	$351,480		$351,480	$351,480
Total (Annuity)	—		—	—	—	($193,899	)(6)	—	—

Meredith J. Ching(8)

Components	Change in Control w/Termination		Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death		Disability(2)	Retirement(3)
Cash Severance	$948,392		$305,933	—	—	—		—	—
Retirement Benefits(4)	($40,259	)(6)	—	—	—	—		—	—
	—		—	—	—	($1,111,762	)(5)(6)	—	—
Health & Welfare Benefits	$34,985		$15,561	—	—	—		—	—
Outplacement Counseling	$10,000		$10,000	—	—	—		—	—
Long-Term Incentives(7)	$480,375		—	—	—	$351,480		$351,480	$351,480

Total (Lump-sum)	$1,433,493		$331,494	—	—	$351,480		$351,480	$351,480
Total (Annuity)	—		—	—	—	($1,111,762	)(6)	—	—

(1)
Assumes execution of an acceptable release agreement as provided by the Executive Severance Plan.

(2)
If an NEO is disabled, the executive will continue to accrue credited vesting service as long as he/she is continuously receiving disability benefits under A&B's sickness benefits plan or long-term disability benefit plan. Should the NEO stop receiving disability benefits, the accrual of credited vesting service will cease. Upon the later of attainment of age 65 or the date at which the executive is no longer eligible for disability benefits, the NEO will be entitled to receive a pension benefit based on years of credited benefit service and compensation prior to becoming disabled. Credited benefit service shall not include any periods of disability after December 31, 2011.

(3)
Normal retirement is at age 65. An executive with 5 years of service may retire at age 62 with unreduced traditional defined benefit pension benefits under the Qualified Retirement Plans. Employees may elect early retirement after attaining age 55 and completing 5 years of service.

(4)
Retirement Benefits figures are incremental to the values shown in the Pension Benefits Table, which uses a different set of assumptions for timing of termination as described in the related narrative.

(5)
Represents the present value of amount paid as an annuity.

(6)
The Retirement Benefits figures are incremental to the values shown in the Pension Benefits Table. Under certain termination scenarios, benefits reflected in the Pension Benefits Table under the various retirement plans are forfeited or reduced resulting in a negative value.

(7)
Includes the gain on accelerated stock options and the value of accelerated restricted stock and performance share units. The value of stock awards was determined based on the closing price of A&B common stock on December 31, 2019 of $20.96.

(8)
Mr. Chun and Ms. Ching are 62 or older and are eligible for unreduced retirement benefits per the Company's retirement plan. Therefore, their benefits upon termination are the same as those shown in the pension benefits table (figures shown in the executive termination table are incremental to those in the pension benefits table). Mr. Chun's and Ms. Ching's qualified pension death benefits are different upon death since the death benefits are payable to their spouses assuming Joint & Survivor 50% form of payment is elected (non-qualified death benefits are the same as retirement since they are payable as lump sums, as if they retire as of 1/1/2020). The non-qualified Change in Control ("CIC") benefits are different as they are calculated based on lump sum assumptions as of the assumed CIC date (as of 12/31/2019).

All amounts shown are lump-sum payments, unless otherwise noted. Assumptions used in the tables above are set forth in the Pension Benefits section, with the exception of Change in Control, which was calculated based on lump sum assumptions as of 12/31/2019 (1.96% (first 5 years), 2.60% (next 15 years), and 2.78% (years in excess of 20) for the Qualified Plan.

The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The lump sum conversion was based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures and included in the Pension Benefits section.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO to Median Employee Pay Ratio Information

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In determining the summary compensation table amount of pay for our CEO and the median employee, management employed the same methodology used for NEOs as set forth in the 2019 Summary Compensation Table. The Company's contribution to employee health plans was also included. As illustrated below, using the Total Pay amounts, A&B's 2019 CEO to median employee pay ratio is 53:1.

CEO to Median Pay Ratio

	Summary Compensation Table Amount	+	Company Contribution to Health Plans	=	Total Pay
CEO	$3,913,066		$12,761		$3,925,827
Median Employee	$66,344		$8,302		$74,646

As allowed under applicable rules, we used the same median employee that was identified in the 2019 proxy statement using the following steps:

1.
We selected November 17, 2017, which is within the last three months of our fiscal year end (December 31, 2017), as the date upon which we would identify the "median employee" because it enabled us to make such identification in a reasonably efficient manner. We determined that, as of November 17, 2017, our employee population consisted of approximately 856 individuals, with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees.

2.
To identify the "median employee", we utilized the amount of base salary of our employees received, as reflected in our payroll records through November 17, 2017. When determining the "median employee," we then approximated full-year values of base salary for all employees who were employed for a partial year.

3.
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the "median employee."

4.
Once we identified our median employee in 2017, we combined all of the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $66,344.

5.
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column (column (j)) of our 2019 Summary Compensation Table included in this Proxy Statement.

The pay ratio is a reasonable estimate calculated based on rules and guidance provided by the SEC. The SEC rules allow for varying methodologies for companies to identify their median employee; and other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

Use of Non-GAAP Financial Measures

Cash Net Operating Income ("Cash NOI") is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes Cash NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only those cash income and expense

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-cash revenue and expense recognition items, the impact of depreciation and amortization expenses or other gains or losses that relate to the Company's ownership of properties. The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the actual cash-based revenue generated and actual expenses incurred in operating the Company's Commercial Real Estate portfolio as well as trends in occupancy rates, rental rates, and operating costs. Cash NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Cash NOI represents total Commercial Real Estate cash-based operating revenues less direct property-related operating expenses. The calculation of Cash NOI excludes the impact of depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; other income and expense, net; selling, general, administrative and other expenses; and impairment of commercial real estate assets.

The Company reports Cash NOI on a same-store basis ("Same-Store"), which includes the results of properties that were owned and operated for the entirety of the current and prior calendar year. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy. Properties included in held for sale are excluded from Same-Store.

The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets versus from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

A reconciliation of Commercial Real Estate operating profit to CRE NOI and CRE Same-Store NOI and CRE Non-Same Store NOI follows:

	Year Ended

(In millions)	2019	2018
Commercial Real Estate operating profit	$66.2	$58.5
Adjustments:
Depreciation and amortization	36.7	28.0
Straight-line lease adjustments	(5.1)	(4.0)
Favorable/(unfavorable) lease amortization	(1.6)	(1.9)
Termination income	(0.1)	(1.1)
Other (income)/expense, net	(2.0)	0.3
Selling, general, administrative and other expenses	10.1	6.9
Legal costs previously capitalized(1)	0.0	(0.5)

CRE NOI	$104.2	$86.2
Acquisitions / dispositions and other adjustments	(25.7)	(11.6)

CRE Same-Store NOI	$78.5	$74.6

CRE Non-Same Store NOI	$25.7	$11.6

  (1)
  Represents legal costs related to leasing activity that were previously capitalized when incurred and recognized as amortization expense over the term of the lease contract. Upon the Company's adoption of ASC 842, Leases, on January 1, 2019, such legal costs are directly expensed as operating costs and are included in Cash NOI. For comparability purposes, Cash NOI for the 2018 periods presented have been adjusted to include legal fees in conformity with Cash NOI for the 2019 periods presented.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Consolidated Adjusted Operating Cash Flow was a liquidity measure for the Company for the year ended December 31, 2019, as management believes that the measure provided useful information about the Company's ability to generate cash for ongoing business operations and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes that Net Cash Provided by Operations is the most directly comparable GAAP measurement to Consolidated Adjusted Operating Cash Flow. A reconciliation of Net Cash Provided by Operations to Consolidated Adjusted Operating Cash Flow is as follows:

(In Millions)	2019
Net Cash Provided by Operations	$157.6
Adjustments:
Net cash used in investing activities	(240.4)
Cash outflows for Commercial Real Estate §1031 investments	218.4

Consolidated Adjusted Operating Cash Flow	$135.6

The Company presents the non-GAAP measure of M&C Adjusted EBITDA, which contain the results of Grace Pacific. The Company uses this non-GAAP financial measure when evaluating operating performance for the Materials & Construction segment because management believes that M&C Adjusted EBITDA provides insight into the segment's core operating results, future cash flow generation, and the underlying business trends affecting performance on a consistent and comparable basis from period to period. The Company provides this information as an additional means of evaluating the segment's ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes that Materials & Construction operating profit is the most directly comparable GAAP measurement to the M&C Adjusted EBITDA. A reconciliation of segment operating profit to M&C Adjusted EBITDA follows:

	Year Ended December 31

(In Millions)	2019	2018
Materials & Construction Operating Profit	$(69.2)	$(73.2)
Depreciation & amortization expense	11.4	12.1
Impairment of assets	49.7	77.8
Income attributable to non-controlling interest	2.0	(2.2)

M&C Adjusted EBITDA	$(6.1)	$14.5

Consolidated Adjusted Pre-tax Income (Loss) was an operating performance measure for the Company for the year ended December 31, 2019, as management believes that the measure provided insight into the operating results of the Company's core businesses and the underlying business trends affecting performance on a consistent and comparable basis from period to period. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes that Income (Loss) From Continuing Operations Before Income Taxes is the most directly comparable GAAP measurement to Consolidated Adjusted Pre-tax Income (Loss). A reconciliation of Income (Loss) From Continuing Operations Before Income Taxes to Consolidated Adjusted Pre-tax Income (Loss) follows:

(In Millions)	2019
Income (Loss) From Continuing Operations Before Income Taxes	$(38.9)
Adjustments:
Non-cash asset impairments related to the M&C segment	49.7
Non-cash reduction in solar investment	0.1

Consolidated Adjusted Pre-tax Income (Loss)	$10.9

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Shareholders are being asked to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs.

A&B's compensation philosophy is to drive the Company's performance and further shareholder interests through a compensation program that attracts, motivates and retains outstanding executives, and rewards outstanding performance. The CD&A section of this Proxy Statement discusses our policies and procedures that implement our compensation philosophy. Highlights of our compensation program include the following:

  •
  Executive compensation is closely aligned with performance. In 2019, 78 percent of the CEO's target total direct compensation is variable and performance-based, and between 56 and 69 percent of the other NEOs' (excluding the Interim CFO) target total direct compensation was variable and performance-based. The ratio of variable compensation is consistent with market practices.

  •
  The Company remains committed to responsible pay practices and has adopted policies that are representative of best practices, including a clawback policy that applies to all senior management and a policy prohibiting hedging and other speculative transactions involving Company stock. The Compensation Committee is focused on continuous improvement in executive compensation practices and policies to ensure alignment between pay and performance, as well as implementation of best practices. This includes, but is not limited to, such practices as adopting a 50th percentile target compensation philosophy, using multiple performance metrics and multi-year equity vesting, double triggers on equity grants in the event of a change in control, reasonable change-in-control agreements, protocols for an annual pay risk assessment, meaningful stock ownership guidelines, and no employment agreements, guaranteed bonuses, change-in-control gross-ups or stock option repricing. In 2019, the average total direct compensation for NEOs (excluding the Interim CFO) was at approximately the 50th percentile of market.

  •
  As described previously in this Proxy Statement, the Company's core CRE segment performed very well in 2019. Additionally, significant strategic actions were accomplished, including the reinvestment of funds received from the bulk sale of 41,000 acres of Maui agricultural land. The executive compensation program generally reflected above-target performance by the Company in 2019, ranging between 110% and 166% of target for the NEOs. A profit sharing contribution of 3.65% was earned.

  •
  The actual performance level attained for the 2017 PSU grants covering the performance period of 2017—2019 was at approximately the 12.6 percentile on a blended basis relative to the Standard & Poor's Midcap 400 and Dow Jones U.S. Real Estate indices, which resulted in no earnout of the performance shares awarded with a three-year performance horizon.

The following resolution is being submitted for a shareholder advisory vote at the Annual Meeting:

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure."

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program.

The Board of Directors recommends that shareholders vote FOR the approval of the resolution relating to executive compensation.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of A&B, including the review and approval of all related person transactions required to be disclosed in this Proxy Statement. Among other things, the Audit Committee reviews and discusses with management and Deloitte & Touche LLP, A&B's independent registered public accounting firm, the results of the year-end audit of A&B, including the auditors' report and audited financial statements. In this context, the Audit Committee has reviewed and discussed A&B's audited financial statements with management, has discussed with Deloitte & Touche LLP the matters required to be discussed by applicable Public Company Accounting Oversight Board rules and, with and without management present, has discussed and reviewed the results of the independent registered public accounting firm's audit of the financial statements.

The Audit Committee has received the written communication regarding independence from Deloitte & Touche LLP required under the rules of the Public Company Accounting Oversight Board and the SEC, and has discussed with Deloitte & Touche LLP its independence from A&B. The Audit Committee has determined that the provision of non-audit services rendered by Deloitte & Touche LLP to A&B is compatible with maintaining the independence of Deloitte & Touche LLP from A&B in the conduct of its auditing function.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that A&B's audited consolidated financial statements be included in A&B's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee also has appointed, subject to shareholder ratification, Deloitte & Touche LLP as A&B's independent registered public accounting firm for 2020.

The foregoing report is submitted by Mr. Pasquale (Chairman), Mr. Doane and Mr. Yeaman.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also conducts an annual evaluation of the independent registered public accounting firm. After evaluating, among other things, qualifications, performance and independence of Deloitte & Touche LLP, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of A&B for the ensuing year, and recommends that shareholders vote in favor of ratifying such appointment. Although ratification of this appointment is not required by law, the Board believes that it is desirable as a matter of corporate governance. If shareholders do not ratify the appointment of Deloitte & Touche LLP, it will be considered as a recommendation to the Board and the Audit Committee to consider the retention of a different firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

In compliance with the Sarbanes Oxley Act of 2002 and applicable SEC rules, the Audit Committee has adopted policies and procedures for Audit Committee approval of audit and non-audit services. Under such policies and procedures, the Audit Committee pre-approves or has delegated to the Chairman of the Audit Committee authority to pre-approve all audit and non-prohibited, non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor's independence. Any additional proposed services or costs exceeding pre-approved cost levels require additional pre-approval as described above. The Audit Committee may delegate pre-approval authority to one or more of its members for services not to exceed a specific dollar amount per engagement. Requests for pre-approval include a description of the services to be performed, the fees to be charged and the expected dates that the services will be performed. All services provided by Deloitte & Touche LLP during 2019 were pre-approved in accordance with these policies.

For the years ended December 31, 2019 and 2018, professional services were performed by Deloitte & Touche LLP (including affiliates) for A&B as follows:

Audit Fees. The aggregate fees billed for the audit of the Company's annual consolidated financial statements, including Sarbanes-Oxley Section 404 attestation-related work, for the fiscal years ended December 31, 2019 and 2018, the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q and consents for SEC registration statements were approximately $1,966,000 and $2,335,000, respectively.

Audit-Related Fees. The aggregate fees billed for Audit-Related services for the fiscal years ended December 31, 2019 and 2018 were approximately $0.

Tax Fees. The aggregate fees billed for professional tax services for fiscal years ended December 31, 2019 and 2018 were approximately $34,000 and $16,000, respectively, and were related primarily to tax compliance services in 2019 and 2018.

All Other Fees. The aggregate fees billed for other services for fiscal years ended December 31, 2019 and 2018 were approximately $0 and $27,000, respectively, and were related primarily to certain advisory services in 2018.

SHAREHOLDERS WITH THE SAME ADDRESS

Individual shareholders sharing an address with one or more other shareholders may elect to "household" the mailing of the Notice of Internet Availability of Proxy Materials or our annual report and proxy statement. This means that only one Notice of Internet Availability of Proxy Materials or our annual report and proxy statement will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate Notice of Internet Availability of Proxy Materials or our annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate Notices of Internet Availability of Proxy Materials or our annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

PROPOSAL NO. 3

Requests related to householding should be mailed to Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, HI 96801-3440, Attn: Alyson J. Nakamura, Corporate Secretary or by calling (808) 525-8450. If you are a shareholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

OTHER BUSINESS

The Board of Directors of A&B knows of no other business to be presented for shareholder action at the Annual Meeting. However, should matters other than those included in this Proxy Statement properly come before the Annual Meeting, the proxy holders named in the accompanying proxy will use their best judgment in voting upon them.

SHAREHOLDER PROPOSALS FOR 2021

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2020 Annual Meeting of A&B must be received at the headquarters of A&B on or before November 17, 2020 in order to be considered for inclusion in the year 2021 Proxy Statement and proxy.

In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the headquarters of A&B not later than December 29, 2020. A&B's Bylaws require that shareholder proposals made outside of Rule 14a- 8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than December 29, 2020 and not earlier than November 29, 2020.

The Company's Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder's notice in proper form that the person's name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder's notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder's notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

By Order of the Board of Directors

ALYSON J. NAKAMURA Vice President and Corporate Secretary

ALEXANDER & BALDWIN, INC. ▪ 2020 PROXY STATEMENT

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Christopher J. Benjamin 02 - Robert S. Harrison 03 - Stanley M. Kuriyama 04 - Diana M. Laing 05 - Thomas A. Lewis, Jr. 06 - Douglas M. Pasquale 07 - Michele K. Saito 08 - Eric K. Yeaman For Against Abstain For Against Abstain 2. PROPOSAL TO APPROVE THE ADVISORY RESOLUTION RELATING TO EXECUTIVE COMPENSATION 3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION NOTE: Such other business as may properly come before the meeting or any adjournments thereof. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 036Q4C B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 AND 3. Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2019 Annual Report to Shareholders are available at: www.edocumentview.com/ALEX q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 822 Bishop Street, Honolulu, Hawaii 96813 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 2020 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints C.J. Benjamin, S.M. Kuriyama and D.M. Pasquale, and each of them, proxies with full power of substitution, to vote the shares of stock of Alexander & Baldwin, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 28, 2020, and at any adjournments or postponements thereof, on the matters set forth in the Notice of Meeting and Proxy Statement, as stated on the reverse side. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. (continued and to be marked, dated and signed, on other side) Proxy — ALEXANDER & BALDWIN, INC.